Exhibit 10.5

1 Execution Copy

SECOND AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

dated 5 November 2020

with regard to the shareholding in

PHARVARIS B.V.

for the terms and conditions of the participation of the

Shareholders in the Company

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TABLE OF CONTENTS

DEFINITIONS AND INTERPRETATION		7

1.1	Definitions and interpretation	7
1.2	Schedules and Annexes	8

CONSTITUTIONAL DOCUMENTS AND SHARE CAPITAL		8

2.1	Articles of Association	8
2.2	Capitalisation	8

BOARD		9

3.1	The Board	9
3.2	Meetings	11
3.3	Decision-making	12
3.4	Representation	12
3.5	Conflict of Interest	13
3.6	Board Observer	13
3.7	Expenses	14
3.8	D&O Insurance	14
3.9	Implementation at Subsidiaries	15

GENERAL MEETING		15

4.1	Voting Agreement	15
4.2	Annual Meeting	16
4.3	Meeting formalities	17
4.4	Implementation at Subsidiaries	18

INFORMATION AND INSPECTION RIGHTS		19

5.1	General	19

TRANSFER OF SHARES		22

6.1	General	22
6.2	Permitted Transfers	22
6.3	Right of first refusal	24
6.4	Drag along right	27
6.5	Right of Co-Sale	30
6.6	Effect of failure to comply	32

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PRE-EMPTIVE RIGHTS		33

PREFERRED DIVIDEND, LIQUIDATION PREFERENCE, CONVERSION AND REDEMPTION		35

8.1	Deemed Liquidation Event	35
8.3	Conversion	38

ANTI-DILUTION PROTECTION		40

EMPLOYEE INCENTIVE SCHEME		42

CONFIDENTIALITY AND ANNOUNCEMENTS		42

DURATION		43

DATA PROTECTION		44

TAX		44

REGISTRATION RIGHTS		47

MISCELLANEOUS		59

16.1	Compliance	59
16.2	Further action	60
16.3	Invalidity	60
16.4	Amendment	60
16.5	Additional Investors	62
16.6	Entire agreement	62
16.7	No implied waiver	62
16.8	No rescission	62
16.10	Notices	62
16.11	Assignment or encumbrance	63
16.12	Notary	63
16.13	Governing Law	63
16.14	Disputes	64
16.15	Restrictive Covenants	64

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SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THE UNDERSIGNED

This second amended and restated shareholders agreement (the “Agreement”) is entered into on 5 November 2020 among:

1.

Pharvaris B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat in Leiden, the Netherlands (address: J.H. Oortweg 21, 2333 CH Leiden, the Netherlands, trade register number: 64239411) (the “Company”);

2.

Viking Global Opportunities Illiquid Investments Sub-Master LP, a limited partnership under the laws of the Cayman Islands, having its registered address at Maples Corporate Services Limited PO Box 309 Ugland House, Grand Cayman KY1-1104 Cayman Islands, and registered with the Cayman Islands Registrar of Exempted Limited Partnerships (registration number 693988) (“Viking”);

3.

General Atlantic PH B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat in Amsterdam (address: Raamplein 1, 1016XK Amsterdam, the Netherlands, trade register number: 78698154) (“GA”);

4.

Cormorant Private Healthcare Fund III, LP, a limited partnership under laws of Delaware, having its registered office at the Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, DE 19801, and registered with the State of Delaware Division of Corporation under number 7995704 (“Cormorant-1”), Cormorant Global Healthcare Master Fund, LP, a limited partnership under the laws of Cayman Islands, having its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registered with Cayman Islands Monetary Authority under number MC-71235 (“Cormorant-2”) and CRMA SVP, L.P., a limited partnership under the laws of Cayman Islands, having its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registered with Cayman Islands Monetary Authority under number MC-83458 (“Cormorant-3” and, together with Cormorant-1 and Cormorant-2, “Cormorant”);

5.

Foresite Capital Fund IV, L.P., a limited partnership under the laws of the state of Delaware, the United States of America, having its registered office at 600 Montgomery Street, Suite 4500, San Francisco, CA 94111 (file number 6382791) (“Foresite-1”) and Foresite Capital Fund V, L.P., a limited partnership under the laws of the state of Delaware, the United States of America, having its registered office at 600 Montgomery Street, Suite 4500, San Francisco, CA 94111 (file number 7666811) (“Foresite-2” and, together with Foresite-1, “Foresite”);

6.

Bain Capital Life Sciences Fund, L.P., an exempted limited partnership formed and registered under the laws of the Cayman Islands, having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registered with the Cayman Islands Registrar of Exempted Limited Partnerships (registration number 87418) (“Bain Capital”);

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7.

BCIP Life Sciences Associates, LP, a limited partnership formed under the laws of the state of Delaware, the United States of America, having its registered office at Suite 302, 4001 Kennett Pike, Wilmington, Delaware, 19807 and registered with the Secretary of State of the State of Delaware (registration number 6201990) (“BCIP”, and together with Bain Capital, “Bain”)

8.

venBio Global Strategic Fund III, L.P., a Cayman Limited Partnership under the laws of the Cayman Islands (registration number Cert #WC-95981), having its registered office at 1700 Owens Street Suite 595 San Francisco, CA 94158 (“venBio”);

9.

LSP V Cooperatieve U.A., a co-operative (coöperatie met uitgesloten aansprakelijkheid) organized and existing under the laws of the Netherlands, with its seat in Amsterdam, the Netherlands with address at Johannes Vermeerplein 9, 1071 DV Amsterdam, the Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 61888575 (“LSP V”);

10.

KURMA BIOFUND II, a private equity fund formed and existing under the laws of France, duly managed and represented by its management company Kurma Partners S.A., a limited company, with registered office at 24 Rue Royale, 75008, Paris (France), incorporated under the laws of France and registered with the Trade and Companies Registry of Paris, under number 510 043 136, acting on behalf of and representing (“Kurma”);

11.

(i) Idinvest Patrimoine n°4 IR, (ii) Objectif Innovation Patrimoine n°8, (iii) Idinvest Patrimoine n°5, (iv) Idinvest Patrimoine 2015, (v) Objectif Innovation Patrimoine n°9 (vi) Idinvest Patrimoine n°6, (vii) Idinvest Partimoine 2019, and (viii) Objectif Innovation 2019; all of the foregoing being private equity funds formed and existing under the laws of France, duly managed and represented by its management company Idinvest Partners S.A., a limited company, with registered office at 117 Avenue des Champs Elysees, 75008, Paris (France), incorporated under the laws of France and registered with the Trade and Companies Registry of Paris, under number 414 735 175, (which shall for the purpose of this Agreement be considered as one Party, and hereinafter collectively referred to as “Idinvest”);

12.

Venrock Healthcare Capital Partners III, L.P., a limited partnership formed under the laws of the State of Delaware in the United States of America, having its registered office at 3340 Hillview Avenue, Palo Alto, CA 94304 and registered with the Delaware Secretary of State, Division of Corporations (file number 6828508) (“Venrock-1”), VHCP Co-Investment Holdings III, LLC, a limited liability company formed under the laws of the state of Delaware, the United States of America, having its registered office at 3340 Hillview Avenue, Palo Alto, CA 94304 and registered with the Delaware Secretary of State, Division of Corporations (file

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number 6828501) (“Venrock-2”) and Venrock Healthcare Capital Partners Eg, L.P., a limited partnership formed under the laws of the State of Delaware in the United States of America, having its registered office at 3340 Hillview Avenue, Palo Alto, CA 94304 and registered with the Delaware Secretary of State, Division of Corporations (file number 7852507) (“Venrock-3” and, together with Venrock-1 and Venrock-2, “Venrock”);

13.	Berndt Modig, residing at Hirsernstrasse 6, CH-6052 Hergiswil NW, Switzerland, holder of the Swedish passport with number 91275034 (“Berndt Modig”);

14.

Schoodic Management B.V., a private limited liability company organized and existing under the laws of the Netherlands, having its corporate seat in Leiden, The Netherlands, with address at J.H. Oortweg 21, 2333 CH Leiden, The Netherlands, registered with the trade register of the Dutch Chamber of Commerce under number 62815024 (“Schoodic BV”);

15.

Joachim Knolle, residing at Wetteraustrasse 25, D-60389 Frankfurt am Main, Germany, born in Bad Lauterberg Im Harz, Germany, on the ninth day of June, nineteen hundred and forty-nine, married, holder of the German passport with number C5HTKFTPW (“Joachim Knolle”);

16.

Jens Eckart Kaspar Schneider-Mergener, residing at Weg zum Zwiebelfeld 1, 16798 Fiirstenberg, Germany, born in Bielefeld, Germany, on the tenth day of June, nineteen hundred and fifty-six, married, holder of the German passport with number C3R3YGK91 (“Jens Schneider-M.”);

17.

Johannes Gerardus Christiaan Petrus Schikan, residing at Herengracht 14C, 1015 BK Amsterdam, The Netherlands, born in Heerlen, The Netherlands, on the eleventh day of September, nineteen hundred and fifty-eight, married, holder of the Dutch passport with number NRL98CLO9 (“Hans Schikan”);

18.

Luc Madeleine Albert Dochez, residing at Klein Vilvoordestraat 8, 3078 Meerbeek, Belgium, born in Hasselt, Belgium, on the eight day of November, nineteen hundred and seventy-four, married, holder of the Belgian passport with number EJ276939 (“Luc Dochez”); and

19.

GrayMatters Consulting B.V.B.A., a private limited liability company organized and existing under the laws of Belgium, having its corporate seat at Nachtegalendreef 27, 2980 Zoersel, Belgium, with company number 0849 131 961 (“GrayMatters BVBA”);

the parties under numbers 2 through 12 collectively referred to as the “Investors” and each individual as an “Investor”; the parties under numbers 13 through 19 collectively referred to as the “Founders” and each individually as a “Founder”; the parties under numbers 2 through 19 collectively referred to as the “Shareholders” and each individually as a “Shareholder”; and the parties under numbers 1 through 19 collectively referred to as the “Parties” and each individually as a “Party.”

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WHEREAS

A.	The Company is involved in the development and commercialization of a treatment of hereditary angioedema through orally available bradykinin B2 receptor antagonists (the “Business”).

B.

On the 31st day of March, 2016, the relevant Parties executed an agreement with regard to, among other things, the issue of convertible preferred shares A in the Company’s capital (the “Series A Shares”).

C.

On the 25th day of July 2019, the Series B Holders and the Company executed a share subscription agreement with regard to, among other things, the issue of convertible preferred shares B in the Company’s capital (the “Series B Shares”), which agreement was amended by an amendment agreement dated 29 July 2020 (the “Prior SSA”).

D.

On the 3rd day of November 2020, the Series C Holders and the Company executed a share subscription agreement, with regard to the issue of convertible preferred shares C in the Company’s capital (the “Subscription Agreement”, and the “Series C Shares”).

E.

Pursuant to the Subscription Agreement, the Parties have, among other things, agreed to execute on the date of the Closing Date a notarial deed effectuating the issue of Series C Shares (in addition to the already issued Series A Shares, Series B Shares, and ordinary shares in the Company’s capital (the “Ordinary Shares”)) as a result of which the Shareholders will own 100% of the issued share capital of the Company.

F.

The Company, the Series A Holders, the Series B Holders and the Founders are parties to the first amended and restated shareholders agreement, dated August 1, 2019, which shall be amended and restated, in its entirety, by this Agreement.

G.	The Parties wish to lay down in this agreement and the Articles the terms and conditions for their participation in the Company.

NOW HEREBY AGREE AS FOLLOWS

DEFINITIONS AND INTERPRETATION

1.1	Definitions and interpretation

1.1.1	Capitalised terms and expressions used in this Agreement have the meanings ascribed thereto in part 1 of Schedule 1 (Definitions and Interpretation).

1.1.2	The provisions set out in part 2 of Schedule 1 (Definitions and Interpretation) shall apply throughout this Agreement.

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1.1.3	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.2	Schedules and Annexes

Each of the Schedules and Annexes forms part of this Agreement and have the same force and effect as if set out in the body of this Agreement. Any reference to this Agreement shall include a reference to all Schedules and Annexes.

CONSTITUTIONAL DOCUMENTS AND SHARE CAPITAL

2.1	Articles of Association

2.1.1	On or about the date of this Agreement, the Articles have been amended in accordance with the draft deed of amendment of the Articles attached to the Subscription Agreement.

2.1.2

The legal relationship (rechtsverhouding) between the Shareholders and the Company shall be governed by the Articles, the terms of this Agreement and Applicable Law. In case of any conflict between any of the terms of the Articles and this Agreement, the terms of this Agreement shall prevail, subject to mandatory law. In such event, the Parties shall reconcile at the first request of any Party the terms of the Articles with this Agreement, and the Parties agree that pending such reconciliation, they shall not act in a manner which is inconsistent with this Agreement. In addition, the Parties shall take such other action (including such actions as required under the Articles), all to the extent permitted under mandatory law, as to give maximum effect to the provisions and purpose of this Agreement.

2.1.3	A Person can hold Shares only if it is a Party to this Agreement.

2.2	Capitalisation

The capitalisation of the Company, immediately after the Closing as contemplated by the Subscription Agreement, is attached hereto as Schedule 2 (Capitalisation of the Company).

2.3	Existing Shareholders Agreement

This Agreement shall amend and restate the existing first amended and restated shareholders agreement dated August 1, 2019 entered into between the Company, the Series A Holders, the Series B Holders and the Founders (the “Prior Agreement”). The Company, the Series A Holders, the Series B Holders and the Founders hereby terminate the Prior Agreement.

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2.4	Waiver

Each of the Founders, Series A Holders and Series B Holders hereby waives its pre-emption rights or any other transfer restrictions and its rights of first refusal and similar rights under the Articles and the Prior Agreement in relation to the issuances of the Series C Shares under and in accordance with the Subscription Agreement.

BOARD

3.1	The Board

3.1.1

The Company shall have a one tier Board composed of at most eight (8) members, being at least one (1) executive director and at most seven (7) non-executive directors (“Non-Executive Directors”), who are appointed pursuant to the following provisions:

a.	one (1) member of the Board shall be the chief executive officer of the Company, who shall be appointed by the General Meeting and who is currently Berndt Modig (the “Executive Director”);

b.

two (2) members of the Board shall be appointed, suspended and dismissed by the General Meeting of holders of Ordinary Shares (excluding the Preferred Holders), upon nomination by the Founders (the “Founder Directors”); provided, that at any such time that the Executive Director is a Founder, then the Founders shall have the right to nominate only one (1) Founder Director to be appointed as set forth in this Clause 3.1.1(b); the Founder Director is currently Hans Schikan, considering that the Executive Director is initially a Founder;

c.

two (2) members of the Board, each being a Non-Executive Director, shall be appointed, suspended and dismissed by the General Meeting of Series A Holders, who shall not appoint a person that already has a Board seat, as follows (as with respect to each such Series A Holder, so long as such holder holds any Series A Shares), whereby:

i.	one member is appointed, suspended and dismissed upon nomination by LSP and is currently Martijn Kleijwegt; and

ii.	one member is appointed, suspended and dismissed upon nomination by Kurma and is currently Remi Droller;

the Non-Executive Directors under (i) and (ii) hereinafter jointly the “Series A Directors” and individually a “Series A Director”,

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d.

two (2) members of the Board, each being a Non-Executive Director, shall be appointed, suspended and dismissed by the General Meeting of Series B Holders as set forth below, who shall not appoint a person that already has a Board seat (as with respect to each such Series B Holder, so long as such holder holds any Series B Shares), whereby:

iii.	one member is appointed, suspended and dismissed upon nomination by Foresite and is currently Michael Rome; and

iv.	one member is appointed, suspended and dismissed upon nomination by venBio and is currently Richard Gaster;

the Non-Executive Directors under (i) and (ii) hereinafter jointly the “Series B Directors” and individually a “Series B Director;

e.

one (1) additional member of the Board, being a Non-Executive Director unaffiliated with any of the Company’s management or any of the Major Holders, shall be appointed, suspended and dismissed by the General Meeting, who shall not appoint a person that already has a Board seat, such appointment to be approved by a majority of the Board (the “Independent Director”).

3.1.2

Each Party agrees and undertakes to vote their Shares or to extend or grant consents, as the case may be, and to take all other action as may be necessary (including causing the Company to call a General Meeting and exercising its votes at such General Meeting as well as at meetings of the Board through its nominee directors) so as to give effect to Clause 3.1.1.

3.1.3	If the right of a Party to nominate or appoint (as applicable) a Director under Clause 3.1.1 lapses, the Director nominated or appointed (as applicable) by such Party shall immediately resign.

3.1.4

In connection with an IPO by the Company, Foresite shall have the option to (a) cause any Series B Director previously nominated by Foresite pursuant to Clause 3.1.1(d)(i) to resign and (b) nominate for appointment one (1) Non-Executive Director to the Board effective upon the completion of the IPO.

Executive Committee

3.1.5

The members of the executive committee of the Company may, unless the Board decides otherwise, attend all meetings of the Board and shall receive the same information as the Directors, including invitations to the meetings of the Board, notices, minutes, consents and resolutions, as well as any other material that the Company provides to the Directors. They may participate in discussions on matters brought to the Board; the members of the management team who are not a Director will however not be entitled to vote. Any members of the executive committee who are not a Directors must keep confidential information obtained in connection with and relating to the meetings of the Board, as if he or she was a Director.

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Board sub-committees

3.1.6

To the extent the Board creates sub-committees, such as a compensation committee or an audit committee, each such sub-committee shall only consist of Non-Executive Directors of which at least one is a Series B Director, each of whom shall be nominated by a majority of the Series B Directors.

3.2	Meetings

3.2.1

The Board shall meet at least once during each fiscal quarter, or more frequently as agreed by a vote of the majority of Directors, and will ensure that all material decisions are taken at the level of the Board, but the chairman of the Board, the Executive Director of the Company or any two (2) Directors can request the convocation of an extraordinary Board meeting if they deem such a meeting necessary. Any Director who is unable to attend a meeting in person shall have the right to attend the meeting by means of telephone or video conference or any other means of communication so that all persons so participating and attending such meeting in person can hear and be heard by all others so participating and attending. Resolutions of the Board may also be adopted in writing, provided that each Director consents to such manner of decision making. The meetings of the Board shall be held in English or such other language as may be agreed upon by all Directors unanimously (with translation if required).

3.2.2

The Board may appoint a chairman from among the Directors. Board meetings will be convened by the chairman of the Board giving at least seven (7) calendar days’ prior notice or such shorter period if, at the sole discretion of the chairman of the Board, the circumstances so require. At least five (5) Business Days in advance of a meeting, an agenda shall be sent stating the items which shall be discussed at such meeting, accompanied by supporting documents relating to such items, if any.

3.2.3

A Director may be represented at a Board meeting by a fellow Director holding a duly signed power of attorney or email confirming the same. When a Director holding such power of attorney, or email confirming the same, attends any Board meeting, he or she shall provide the other Directors in attendance with copies of any such written power of attorney or email confirming the same.

3.2.4	The Board shall consider and approve an annual budget for the upcoming Financial Year within thirty (30) calendar days preceding the end of each Financial Year.

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3.3	Decision-making

3.3.1

Decisions of the Board can only be validly taken in a meeting where at least four (4) Directors are present or represented, including (i) the Executive Director (or, if the Executive Director is not a Founder, then one (1) Founder Director) and (ii) two (2) Preferred Directors (one of whom must be a Series B Director). If there is no quorum at a Board meeting, a new Board meeting shall be convened promptly with the same agenda with a prior written notice to the Directors of not less than seven (7) calendar days. At such new Board meeting, no quorum will apply and, except as otherwise provided for in this Agreement or the Articles, the Board decisions shall only require a simple majority of the votes cast by the Directors who are present or represented. Decisions as set out in Schedule 3 (Board Reserved Matters) per which the affirmative voting requirement set out in Clause 3.3.4, will remain applicable.

3.3.2

Unless waived by all Directors, not less than seven (7) days’ notice of all meetings of the Board shall be given to each Director (or such shorter period if, at the sole discretion of the chairman of the Board, the circumstances so require) and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. A copy of the minutes of the previous meeting shall be circulated to each Director and Board Observer simultaneously with the agenda of the next Board meeting in line with standing practice of the Company, which is subject to change by the Board.

3.3.3

Each Director shall have one (1) vote. Except for the decisions set out in Schedule 3 (Board Reserved Matters), or as otherwise provided for in this Agreement or the Articles, decisions of the Board shall have been validly passed when an absolute majority of the votes cast in favour, unless this Agreement or the Articles require a greater majority. If there is a tie of votes, the proposal is rejected. The chairman of the Board will not have a casting vote.

3.3.4

The decisions set out in Schedule 3 (Board Reserved Matters) can only be adopted, and the Company, Directors, officers or employees of the Company shall procure that the decisions set out in Schedule 3 (Board Reserved Matters) can only be adopted, by (a) absolute majority vote of the Board and (b) absolute majority vote of the Preferred Directors, voting together as a single class.

3.3.5

The Board may adopt resolutions without holding a meeting of the Board, provided that all directors are familiar with the resolution to be passed and none of them objects to this decision-making process.

3.3.6	If the Board so authorises or requests, other persons (auditors, consultants, advisers and employees) shall be permitted to also attend meetings of the Board.

3.4	Representation

The Company will be represented by (i) the Board or (ii) the Executive Director.

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3.5	Conflict of Interest

A Director who has a Conflict of Interest shall immediately report this to the other Directors and the Shareholders. He or she will hold him/herself available to provide all information relevant to the Conflict of Interest to the other Directors and the Shareholders, but he or she may not participate in the discussions and the decision making process with respect to the subject matter to which the Conflict of Interest pertains. A decision of the Board on a Reserved Matter as stated in Clause 3.3.4 to which a Conflict of Interest pertains requires the prior approval of the Investor Majority.

3.6	Board Observer

Series C Observers

3.6.1

As long as Viking, GA or any of their Affiliates continue to hold any Shares, the Company shall invite a representative of each of Viking, GA or any of their Affiliates (each a “Series C Observer”) to attend all meetings of the Board or any sub-committee of the Board (excluding the executive committee), in a nonvoting observer capacity and, in this respect, shall give such Series C Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner (but, for the avoidance of doubt, such representative shall not be deemed a fiduciary) with respect to all information so provided; and provided further, that, upon advice of counsel, the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a Conflict of Interest.

Series B Observers

3.6.2

As long as Foresite, Bain or venBio or any of their Controlled Affiliates continue to hold any Shares, the Company shall invite a representative of each of Foresite, Bain and venBio or any of their Controlled Affiliates (each a “Series B Observer”) to attend all meetings of the Board and, with respect to meetings of committees of the Board, only the Series B Observer for Bain shall be invited to attend provided, that in the event a Series B Director cannot attend any committee meeting, such Series B Director is entitled to have an additional Series B Observer attend such meeting in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner (but, for the avoidance of doubt, such representative shall not be deemed a fiduciary) with respect to all information so provided; and provided further, that, upon advice of counsel, the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a Conflict of Interest.

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Series A Observer

3.6.3

The Company shall invite a representative appointed by the majority of the Series A Holders (the “Series A Observer” and, together with the Series B Observers and Series C Observers, the “Observers”) to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a Conflict of Interest, or if any Series A Holder or the Series A Observer is or becomes a Competitor of the Company.

3.6.4	For the avoidance of doubt, each of Viking, GA, Foresite, Bain, venBio and the Series A Holders shall be entitled to no more than one Board observer each at any time.

3.7	Expenses

The Company will pay all reasonable out-of-pocket expenses incurred by the Directors and the Observers (to the extent permitted under Clauses 3.6.1 through Clause 3.6.3), including meetings of committees of the Board, or otherwise representing the Company in such capacities. The General Meeting shall determine the remuneration of the Directors, provided that only the Executive Director and Independent Director shall receive remuneration in line with the policies as adopted by the Board, on the proposal of the compensation committee, from time to time.

3.8	D&O Insurance

3.8.1

The Company shall take out D&O Insurance for its Directors. Subject to further approval of the Board and the Investor Majority, and reflecting its economic development, the Company may increase or decrease such amount as may be deemed appropriate by the Board and the Investor Majority from time to time.

3.8.2

In the event of a Deemed Liquidation Event in which the Company ceases to exist, the Company shall ensure that the Company’s successor assumes the Company’s obligations with respect to indemnification of the Directors.

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3.9	Implementation at Subsidiaries

The Company and the Board shall procure that with respect to any subsidiary or other entity over which the Company has either negative or affirmative Control, similar provisions regarding governance as those included in this Clause 3 will be implemented at the level of such entity to procure that the decision-making at such entities’ level will effectively and where legally possible be treated as decision-making at the level of the Company in accordance with this Agreement.

GENERAL MEETING

4.1	Voting Agreement

4.1.1

The General Meeting shall have all powers that are not specifically assigned to the General Meeting of holders of Ordinary Shares, the General Meeting of Preferred Holders, the General Meeting of Series A Holders, the General Meeting of Series B Holders, the General Meeting of Series C Holders or the Board. The General Meeting will be regulated in accordance with Articles 21 up to and including 24 of the Articles.

4.1.2

Each Shareholder being a legal entity shall give notice to the other Shareholders which natural person or persons shall represent it for purposes of the meetings of the Shareholders, which natural persons shall initially be as follows:

a.	Rohan Nirody, as natural person to represent Viking at the meetings of Shareholders;

b.	Ingrid van der Hoorn, as natural person to represent GA at the meetings of Shareholders;

c.	Bihau Chen, as natural person to represent Cormorant at the meetings of Shareholders;

d.	Michael Rome, as natural person to represent Foresite at the meetings of Shareholders;

e.	Jeffrey Schwartz, as natural person to represent Bain Capital at the meetings of Shareholders;

f.	Jeffrey Schwartz, as natural person to represent BCIP at the meetings of Shareholders;

g.	Richard Gaster, as natural person to represent venBio at the meetings of Shareholders;

h.	Martijn Kleijwegt, as natural person to represent LSP at the meetings of Shareholders;

i.	Remi Droller, as natural person to represent Kurma at the meetings of Shareholders;

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j.	Gaston Samele, as natural person to represent Idinvest at the meetings of Shareholders;

k.	Sherman Souther, as natural person to represent Venrock at the meetings of Shareholders;

l.	Berndt Modig, as natural person to represent Schoodic BV at the meetings of Shareholders; and

m.	Anne Lesage, as natural person to represent GrayMatters BVBA at the meetings of Shareholders.

A Shareholder may change the natural person that is a representative of a Shareholder for purposes of the meetings of the Shareholders from time to time.

4.1.3	Each Shareholder agrees and commits itself to cast its votes in the General Meeting and to apply its voting power in the Company in accordance with the provisions of this Agreement and the Articles.

4.1.4

The Preferred Holders will vote together with the holders of Ordinary Shares and not as a separate class, except as specifically provided in this Agreement, the Articles, or as otherwise required by law. Each fully paid up Share will have one (1) vote (based on nominal value) and will entitle the registered holder thereof to vote on all matters to be decided by the General Meeting taking into account any amendment of the nominal value by means of any stock splits, reclassification of shares and similar events.

4.2	Annual Meeting

4.2.1	Within five (5) months after the end of the Financial Year, the annual General Meeting shall be held with at least the following items on the agenda:

a.	adoption of the Accounts or an extension for the preparation of the Accounts;

b.	the profit appropriation;

c.	discharge (kwijting verlenen) of the Directors for their performances as Directors; and

d.	all such other things required by law.

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4.3	Meeting formalities

4.3.1	Subject to Clauses 4.3.2 and 4.3.3 below:

a.

General Meetings shall be held at the places set forth in the Articles. General Meetings may be held at any other location, provided that legally valid resolutions at such General Meetings may only be adopted if all persons who have right to attend and address the General Meeting have consented to the General Meeting being held at such location and the Board has been given the opportunity to advise on this. Any Shareholder (including any natural person that is a representative of a Shareholder for purposes of the meetings of the Shareholders) that wishes to join a meeting by telephone or video shall be allowed to do so and shall be deemed to be present in person at such meeting for the purpose of any quorum. General Meetings shall be deemed to have been held at the location set out in the meeting convocation, regardless of the physical location of the Shareholders joining the meeting by telephone or video.

b.

Persons who have a right to address and attend the General Meetings shall be given notice of a General Meeting by or on behalf of the Board by giving at least eight (8) calendar days prior written notice (not including the day of notice and the day of the General Meeting). Together with the notice of the meeting, an agenda shall be sent stating the items which shall be discussed at such meeting, accompanied by supporting documents relating to such items, if any.

c.

Unless specifically agreed differently in this Agreement or in the Articles, the General Meeting shall adopt its resolutions by an absolute majority of the votes cast regardless of the number of Shares represented at the General Meeting.

d.

Shareholders may pass resolutions, including matters listed in Schedule 4 (General Meeting Reserved Matters) as referred to in Clause 4.3.2 below, or any other matters requiring a vote by the General Meeting or any class or series of Shareholders (including the Investor Majority) as set forth in this Agreement and in the Subscription Agreement without holding a General Meeting, and all Shareholders otherwise entitled to vote at such General Meeting hereby irrevocably commit to consent – if and when asked – to this manner of decision making, provided that (i) these resolutions are adopted in writing (including email and facsimile), (ii) all those otherwise entitled to attend the meeting approved the adoption of the resolutions without calling a meeting and (iii) the Directors are consulted in advance to render advise about the resolutions to be adopted.

4.3.2

As a separate obligation, severable from the obligations in Clause 4.3.1 and subject to Clause 4.3.3, the Company agrees that save with affirmative consent from the Investor Majority (which Investor Majority shall include at least one Major Series B Holder and at least one Major Series C Holder), it shall not effect any of the matters referred to in Schedule 4 (General Meeting Reserved Matters). For the avoidance of doubt, all matters referred to in Schedule 4 (General Meeting Reserved Matters) may be passed by written resolution without calling a General Meeting, in accordance with Clause 4.3.1d).

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4.3.3

As a separate obligation, severable from the obligations in Clause 4.3.1, the Company agrees that save with affirmative consent from the Series C Investor Majority, which shall include the affirmative vote of at least one Major Series C Holder, it shall not effect any of the following (including, without limitation, pursuant to merger, consolidation or otherwise): (i) increase or decrease the number of authorized shares of Series C Shares or issue Series C Shares other than pursuant to the terms of the Subscription Agreement, (ii) amend, alter, waive the rights of the Series C Shares in an adverse manner, unless such amendment, alternation or waiver similarly affects all other series of Preferred Shares or (iii) effect any Deemed Liquidation Event unless the holders of Series C Shares receive at least 1x the Investor Subscription Price Per Share for the Series C Shares at the closing of such transaction.

4.3.4

As a separate obligation, severable from the obligations in Clause 4.3.1, the Company agrees that save with affirmative consent from the Series B Investor Majority, which shall include the affirmative vote of at least one Major Series B Holder, it shall not effect any of the following (including, without limitation, pursuant to merger, consolidation or otherwise): (i) increase or decrease the number of authorized shares of Series B Shares or issue Series B Shares other than pursuant to the terms of the subscription agreement in relation to the Series B Shares, (ii) amend, alter, waive the rights of the Series B Shares in an adverse manner, unless such amendment, alternation or waiver similarly affects all other series of Preferred Shares or (iii) effect any Deemed Liquidation Event unless the holders of Series B Shares receive at least 1x the Investor Subscription Price Per Share for the Series B Shares at the closing of such transaction.

4.3.5

As a separate obligation, severable from the obligations in Clause 4.3.1, the Company agrees that save with affirmative consent from the Series A Investor Majority, it shall not effect any of the following (including, without limitation, pursuant to merger, consolidation or otherwise): (i) increase or decrease the number of authorized shares of Series A Shares or issue Series A Shares other than pursuant to the terms of the Subscription Agreement, or (ii) amend, alter, waive the rights of the Series A Shares in an adverse manner, unless such amendment, alternation or waiver similarly affects all other series of Preferred Shares.

4.4	Implementation at Subsidiaries

The Company and the Board shall procure that with respect to any subsidiary or other entity over which the Company has either negative or affirmative Control, similar provisions regarding governance as those included in this Clause 4 (General Meeting) will be implemented at the level of such entity to procure that the decision-making at such entities’ level will effectively and where legally possible be treated as decision-making at the level of the Company in accordance with this Agreement.

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INFORMATION AND INSPECTION RIGHTS

5.1	General

5.1.1

The Company shall, upon reasonable notice, grant each Major Holder and its representatives reasonable access to the Company’s facilities and personnel during normal business hours to inspect and audit the Company’s books and records; provided, however, that the Company shall not be obligated pursuant to this Clause 5.1.1 to provide access to any information that it reasonably and in good faith considers to be a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

5.1.2

The Company shall furnish each Major Holder (which, for purposes of Clauses 5.1.2(a) and (c), shall include Venrock for so long as it holds Preferred Shares) with the following information (which may also be furnished in electronic format):

a.

Accounts of the Company prepared under accounting standards reasonably determined by the Board, which are audited or reviewed, as applicable, by a certified accountant and including such independent accountant’s report, within one hundred fifty (150) calendar days after the end of the Financial Year;

b.

unaudited quarterly consolidated financial statements of the Company (in such form as may be reasonably required by such Major Holder) within forty-five (45) calendar days of the end of each quarter of each Financial Year;

c.

statements showing the number of shares of each class and series of share capital and securities convertible into or exercisable for share capital outstanding at the end of the applicable period, the Ordinary Shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Ordinary Shares and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct, within forty-five (45) days after the end of each quarter of each Financial Year;

d.	a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position for the upcoming Financial Year, within fifteen (15) days prior to the end of each Financial Year;

e.

with respect to the consolidated financial statements called for in Clause 5.1.2(a), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with the applicable accounting standard as determined by the Board, consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

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f.

such other information relating to the capitalization, financial condition, business, prospects, or corporate affairs of the Company as any Major Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide information (i) that the Company reasonably determines in good faith to be a trade secret; or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

5.1.3

If the Company fails to prepare the documents mentioned in Clause 5.1.2(a) by the time specified in Clause 5.1.2(a), the Major Holders shall be authorised by the Major Holder Majority to appoint an auditor to prepare these documents. The costs and expenses incurred in relation to the preparation and negotiation of these documents shall be borne by the Company.

5.1.4

Notwithstanding anything else in Clause 5.1.2 above to the contrary, the Company may cease providing the information set forth in Clause 5.1.2(d) or 5.1.2(f) during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under Clause 5.1.2(d) or 5.1.2(f) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

5.1.5

Notwithstanding Clauses 5.1.2 and 5.1.4, the Company shall immediately inform the Investors in case it or any of its officers or directors is (accused or convicted of being) involved in illegal activities. The Company will immediately inform the Investors in case of any litigation matter (including bankruptcy and insolvency proceedings and formal investigation by any regulatory or administrative body) relating to the Company, and will keep the Investors informed on a regular basis of any development in relation thereto and of the steps and actions that are being taken by and/or against the Company.

5.1.6

Notwithstanding any provision to the contrary in this Agreement, the Company shall not be obligated to provide any information or materials, pursuant to this Clause 5.1 or otherwise, to any Shareholder (including any transferees of Shares permitted under this Agreement) that is a Competitor, and any such Shareholder shall not have any right to designate Directors or Observers to the Board in connection with Clause 3 (Board) or otherwise. The Parties acknowledge that LSP, Kurma, Foresite, Bain, Viking, GA, Cormorant, Venrock and venBio shall not be deemed to be a Competitor for the purposes of this Agreement. For the avoidance of doubt, this Clause 5.1.6 shall include any Shareholder who receives Shares pursuant to any provision of this Agreement or the Articles. Any attempted assignation or assumption of such rights shall be void ab initio.

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5.1.7

The investment of LSP in the Company is partially funded by (i) European Investment Fund (“EIF”) through the EIF-ERP facility and the LfA-EIF facility and (ii) Kreditanstalt für Wiederaufbau (“KFW”) through the ERP Venture Capital Fondsfinanziering facility. In connection therewith, the Company acknowledges and agrees that each of EIF, KFW, LfA, the German Ministry of Economic Affairs (Bundesministerium für Wirtschaft and Technologie), the German Federal Court of Auditors (Bundesrechnungshof) and any third party authorized by these parties shall have the unlimited right to visit and inspect the Company’s and its subsidiaries’ (if relevant) premises, to examine and audit the Company’s and its subsidiaries’ books of account and its corporate and financial records, and to discuss the Company’s and its subsidiaries affairs, business, finances, and accounts with the management of the Company and its subsidiaries, during normal business hours following reasonable notice and as often as may be reasonably requested, and to monitor the structure of LSP’s investment in the Company and the management thereof. For the avoidance of doubt, no decision-making authority shall be granted to EIF and KFW. Any out-of-pocket costs incurred by the Company and its subsidiaries (if relevant) in relation to the above shall be borne and paid by LSP, provided that the Company shall bear such costs itself to the extent that EIF and/or KFW concludes during such visit that the Company is acting in breach of any material laws or binding regulations applicable to it.

5.1.8

The Company understands that each Investor, together with its Affiliates, as well as any Director directly or indirectly appointed by an Investor (as the case may be), invests in, forms, operates, mentors and monitors emerging growth and other companies (collectively, the “Recipient’s Business”), and receives confidential information from many sources (including these companies) about, opportunities that may involve similar, identical or competing technologies, products, processes, methodologies, services, target disease states, strategic partners or investors. The Company agrees that neither this Agreement (including any agreement or deed entered into in connection with this Agreement) nor the receipt of any confidential information hereunder shall (i) obligate the Investor, including any of its Affiliates, or any Director directly or indirectly appointed by that Investor to receive any confidential information from, invest in or enter into any agreement or arrangement with the Company, (ii) limit or prevent in any way the Investor, including any of its Affiliates, from engaging in Recipient’s Business, regardless of whether it is similar or identical to, or competitive with, any current or proposed business of the Company, (iii) subject the Investor (including any of its Affiliates), any such entity or any of its or their respective officers, directors, managers, equity holders, personnel, consultants and advisors, from any liability in connection with engaging in Recipient’s Business (including any liability for indirect, exemplary, special, incidental or consequential damages or lost profits or for any other amount), (iv) restrict the disclosure by any individual (whether or not on behalf of the Recipient) of information retained in her or his unaided memory, subject to the provisions set forth in Clause 11 (Confidentiality and Announcements) of this Agreement. The Company hereby confirms and agrees that any and all prior or future activities of a Director or Investor that constitute the Recipient’s Business shall not be deemed to constitute a conflict of interest for the provision of any rights or remedies of the Company hereunder or under any other agreement, and hereby waives any conflicts of interests to the maximum extent permitted by applicable law or regulation.

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TRANSFER OF SHARES

6.1	General

6.1.1	A Transfer of any Ordinary Shares shall only be permitted taking into account the restrictions as laid down in this Agreement and the Articles.

6.1.2

A Transfer of (i) any Preferred Shares or (ii) any Ordinary Shares that are not held by a Key Holder shall not be restricted under this Agreement and the Articles, and, accordingly, any Preferred Shares or such Ordinary Shares, as the case may be, are freely Transferable and any such Transfer shall not be subject to compliance with Clause 6.3 (Right of first refusal) and Clause 6.5 (Right of Co-Sale) and the Company shall facilitate such Transfer including causing the Board to approve such Transfer if necessary under law or the Articles.

6.1.3

If a Shareholder Transfers any of its Shares to a third party, including pursuant to any Permitted Transfer set forth under Clause 6.2.1 (Permitted Transfer), such Transfer is only allowed provided that such third party enters into a deed of adherence to this Agreement with the other Parties in the form attached hereto as Schedule 5 (Deed of Adherence).

6.1.4

If a Shareholder is entitled to Transfer its Ordinary Shares in accordance with this Agreement, the other Shareholders shall, subject to restrictions by Applicable Law, procure that the Director(s) as nominated or appointed by such Shareholder shall vote when necessary in favour of such Transfer at the meeting of the Board approving such Transfer.

6.1.5

Except as set forth in and after due application of this Clause 6 (Transfer of Shares), no Shareholder shall have a right to Transfer its Ordinary Shares to another Person, except with the prior approval of the Board including a majority of the Preferred Directors (one of whom must be a Series B Director).

6.2	Permitted Transfers

6.2.1	Nothwithstanding Clause 6.1.5, and subject to the requirement set forth in Clause 6.1.3, a Shareholder wishing to Transfer its Ordinary Shares may at all times Transfer its Ordinary Shares to:

a.

in case of a Founder: a personal or family holding entity, including any trusts which is wholly owned or controlled, in a form reasonably acceptable to the Board including a majority of the Preferred Directors (one of whom must be a Series B Director);

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b.

in case of an Investor, an (A) Affiliate or (B) other investment vehicle under its management and control or under common management and control; provided that such transferee complies with “KYC/AML” obligations; provided, further, that a Shareholder may not Transfer its Ordinary Shares to a portfolio company or a designated holding company for a specific portfolio company;

c.

the Company pursuant to a repurchase at a price no greater than that originally paid by such Shareholder and pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board including a majority of the Preferred Directors (one of whom must be a Series B Director);

d.

if a Shareholder is a wholly owned personal holding company, all Ordinary Shares held by such Shareholder or all shares in such Shareholder may be Transferred to the relevant indirect shareholder or another, successive, wholly owned personal holding company;

e.	a pledgee pursuant to a pledge that creates a mere security interest in the pledged Ordinary Shares;

f.

in case of a natural person: any person or entity made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted) or any other direct lineal descendant of such Shareholder (or his or her spouse), or any other person approved by the unanimous consent of the Board, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Shareholder or any such family members; provided, that the Shareholder shall deliver prior written notice to the Preferred Holders of such gift or transfer and such Ordinary Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement; and

g.	the Company in accordance with the terms and conditions of this Agreement,

(each of the Transfers under a. through g. being a “Permitted Transfer”), provided that (i) the Shareholder that wishes to Transfer its Ordinary Shares shall notify the other Shareholders and the Board in writing of such Permitted Transfer and (ii) the transferee meets all requirements set forth in the Articles and this Agreement.

6.2.2	Any Permitted Transfer shall not be subject to Clause 6.3 (Right of first refusal), Clause 6.4 (Drag along right) or Clause 6.5 (Right of Co-Sale).

6.2.3

Notwithstanding any other provision of this Agreement to the contrary, no Shareholder may make any Transfer of Ordinary Shares (other than a Transfer that is a Permitted Transfer or is made in connection with the transferring Shareholder’s exercise of its rights under Clause 6.5):

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(i) to any transferee who would be, or is likely to be, a United States person (as defined in Section 957(c) of the U.S. Tax Code) that holds, directly, indirectly or constructively (within the meaning of Section 958 of the U.S. Tax Code), more than 9.9% of the total combined voting power or value of the Company’s issued share capital or of any of the Company’s Subsidiaries’ issued share capital after the proposed Transfer (or any transferee that would, or is likely to, have any such direct, indirect, or constructive owner); or (ii) if such Transfer would, or is likely to, cause the Company or any of the Company’s Subsidiaries to be treated as a “controlled foreign corporation” within the meaning of Section 957(a) of the U.S. Tax Code (“CFC”); provided, that if the Company receives written advice from a nationally recognized U.S. tax advisor, which advice is satisfactory to a majority of the Board that the proposed Transfer would not be to a transferee prohibited by Clause (i) above or would not be a Transfer described in Clause (ii) above, as applicable, then the relevant limitation shall not apply.

6.2.4

Where a Shareholder has transferred Ordinary Shares in accordance with Clause 6.2.1 to any entity (including a personal holding company or STAK) under the control of such Shareholder, or Ordinary Shares are held at the date of this Agreement by any entity under the Control of any person, and such entity ceases to be under the Control of such Shareholder or person, the Ordinary Shares held by such entity shall be retransferred immediately to such Shareholder or person and the Shareholder concerned shall cause such transfer to be promptly effected, and the Company shall cooperate with such transfer.

6.3	Right of first refusal

6.3.1

A Key Holder shall not Transfer any Ordinary Shares under the Articles before having complied with the provisions of this Clause 6.3 (Right of first refusal), unless in the case of a Permitted Transfer in accordance with Clause 6.2 (Permitted Transfers) or a “drag along” event in accordance with Clause 6.4 (Drag along).

6.3.2

Subject to Clause 6.2.1 and 6.2.2, each Key Holder wishing to Transfer any Ordinary Shares (“Company Transfer Shares”) to a bona fide proposed transferee (the “Prospective Transferee”) who has made a written offer in cash (or in kind as per Clause 6.3.2(e)) hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Shares that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

a.

Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice to the Company not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain (i) the material terms and conditions (including name of the proposed purchaser, number of Shares offered, price and form of consideration) of the Proposed Key Holder Transfer, (ii) the identity of the Prospective Transferee, and (iii) the

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intended date of the Proposed Key Holder Transfer. To exercise its Right of First Refusal under this Clause 6.3.2, the Company must deliver a Company Notice to the selling Key Holder within twenty-one (21) days after delivery of the Proposed Transfer Notice specifying the number of Company Transfer Shares to be purchased by the Company.

b.

Subject to Clause 6.2.1 and Clause 6.2.2, each Key Holder hereby unconditionally and irrevocably grants to the Major Holders a Secondary Refusal Right to purchase all or any portion of the Company Transfer Shares not purchased by the Company or the Major Holders, if any, pursuant to the Right of First Refusal, as provided in Clause 6.3.2(a) (the “Transfer Shares”). If the Company or the Major Holders, if any, do not provide the Company Notice or such other notice required under Clause 6.3.2(a) exercising their Right of First Refusal with respect to all Transfer Shares subject to a Proposed Key Holder Transfer, the Company must deliver a Secondary Notice to the selling Key Holder and to each Major Holder to that effect no later than fifteen (15) days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Major Holder must deliver a Major Holder Notice to the selling Key Holder and the Company within fourteen (14) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence. If the Major Holders in the aggregate wish to purchase more than the number of Transfer Shares, the Transfer Shares shall be allocated among them in proportion to the number of Shares held by them; provided, however, that a Major Holder cannot be allocated more Transfer Shares than such Major Holder wished to purchase in accordance with its Major Holder Notice.

c.

If options to purchase have been exercised by the Company and the Major Holders pursuant to Clauses 6.3.2(a) and (b) with respect to some but not all of the Transfer Shares by the end of the fourteen (14) day period specified in the second-to-last sentence of Clause 6.3.2(b) (the “Major Holder Notice Period”), then the Company shall, within seven (7) days after the expiration of the Major Holder Notice Period, send written notice (the “Company Undersubscription Notice”) to those Major Holders who fully exercised their Secondary Refusal Right within the Major Holder Notice Period (the “Exercising Major Holders”). Each Exercising Major Holder shall, subject to the provisions of this Clause 6.3.2(c), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Major Holder must deliver a notice to the selling Key Holder and the Company within ten (10) days after the expiration of the Major Holder Notice Period. In the event there are two (2) or more such Exercising Major Holders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Clause

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6.3.2(c) shall be allocated to such Exercising Major Holders pro rata based on the number of Transfer Shares such Exercising Major Holders have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any Transfer Shares that any such Exercising Major Holder has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Major Holders, the Company shall immediately notify all of the Exercising Major Holders and the selling Key Holder of that fact.

d.

Notwithstanding the foregoing, if the total number of Company Transfer Shares that the Company and the Major Holders have agreed to purchase in the Company Notice and Major Holder Notices is less than the total number of Company Transfer Shares set out in the Proposed Transfer Notice and any Company Undersubscription Notice, then the Major Holders and the Company shall be deemed to have forfeited any right to purchase, pursuant to their Right of First Refusal and Secondary Refusal Right, the Company Transfer Shares not purchased by the Company or the Major Holders pursuant to the Right of First Refusal and Secondary Refusal Right, and the selling Key Holder shall be free to sell all, but not less than all, of such Company Transfer Shares to the Prospective Transferee for the same consideration set out in the Proposed Transfer Notice and otherwise on terms and conditions substantially similar to (and in no event more favourable to either the Key Holder or Prospective Transferee than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including, without limitation, the terms and restrictions set forth in Clause 6.5 (Right of Co-Sale); and (ii) any future Proposed Key Holder Transfer shall remain subject to the terms and conditions of Clause 6.3.2.

e.

If the consideration proposed to be paid for the Company Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company or any Major Holder cannot for any reason pay for the Company Transfer Shares or the Transfer Shares, as applicable, in the same form of non-cash consideration, the Company or such Major Holder may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Company Transfer Shares or Transfer Shares, as applicable, by the Company and the Major Holders shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer; and (ii) twenty-one (21) days after delivery of the Major Holder Notice or the Company Notice, as applicable.

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For the avoidance of doubt, the rights and obligations of the Parties under this Clause 6.3.2 shall terminate upon completion of an IPO.

6.4	Drag along right

6.4.1

In the event of a proposed sale of the Company of all or substantially all of its assets to a third party (whether structured as a merger, reorganization, asset sale, stock sale or otherwise, including any Deemed Liquidation Event) that has been approved by the Investor Majority (which Investor Majority shall include the affirmative vote of at least one Major Series B Holder and one Major Series C Holder, unless the holders of the Series C Shares and Series B Shares receive at least 1x the Investor Subscription Price Per Share at closing of such transaction) and a majority of the Board, then subject to Clause 6.4.2, each Shareholder and the Company hereby agree:

a.

if such transaction requires Shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favour of, and adopt, such sale or transaction and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such sale or transaction;

b.

if such transaction is a sale of the outstanding share capital of the Company, to sell the same proportion of Shares of the Company beneficially held by such Shareholder as is being sold by the other Shareholders to the Person to whom the Shareholders propose to sell their Shares, and, except as permitted in Clause 6.4.2 below, on the same terms and conditions as the other shareholders of the Company;

c.

to execute and deliver all related documentation and take such other action in support of the sale or transaction as shall reasonably be requested by the Company or the other Shareholders in order to carry out the terms and provision of this Clause 6.4.1, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing and any similar or related documents;

d.

not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the sale or transaction;

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e.

if the consideration to be paid in exchange for the Shares pursuant to this Clause 6.4.1 includes any securities and due receipt thereof by any Shareholder would require under Applicable Law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares;

f.

in the event that the Shareholders, in connection with such sale or transaction, appoint a shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following consummation of such sale or transaction, (x) to consent to (i) the appointment of such Shareholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Shareholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such sale or transaction and its related service as the representative of the Shareholders, and (y) not to assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative, within the scope of the Shareholder Representative’s authority, in connection with its service as the Shareholder Representative, absent fraud, bad faith, gross negligence or wilful misconduct; and

g.

that the Investors shall not be required to give any representation, warranty, indemnity or covenant other than representations as to their respective title, authority and capacity to sell the Shares held by them (provided that the liability of each Party in relation to such representations is several, with each Party only required to provide representations in respect of the Shares that it is transferring).

6.4.2

Notwithstanding anything to the contrary set forth herein, a Shareholder will not be required to comply with Clause 6.4.1 above in connection with any proposed sale of the Company or all or substantially all of its assets to a third party (whether structured as a merger, reorganization, asset sale, stock sale or otherwise, including any Deemed Liquidation Event) (the “Proposed Sale”), unless:

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(a)

such Shareholder is not required to agree (unless such Shareholder is a Founder or employee of the Company) to any covenant in connection with the Proposed Sale not to compete or not to solicit customers, employees or suppliers of any party to the Proposed Sale, subject to customary exceptions;

(b)

such Shareholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Shareholder may be required to agree to terminate the investment-related documents between or among such Shareholder, the Company and/or other Shareholders;

(c)

the Shareholder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company, and except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any identical representations, warranties and covenants provided by all Shareholders;

(d)

the liability for indemnification, if any, of such Shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all Shareholders), and is pro rata in proportion to the amount of consideration paid to such Shareholder in connection with such Proposed Sale;

(e)

liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Proposed Sale) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder;

(f)

upon the consummation of the Proposed Sale (i) except with respect to customary rollover arrangements pursuant to which certain Shareholders receive shares of a successor entity as consideration for the Proposed Sale (and, with respect to each holder of Preferred Shares, so long as each holder of Preferred Shares are given the opportunity to roll their equity in such transaction), each holder of each class or series of Shares will receive the same form of consideration for their Shares of such class or series as is received by other holders in respect of their Shares of such same class or series of

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Shares, and if any holders of any Shares of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such Shares will be given the same option, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their Shares of such same series, and if holders of any Shares are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such class or series of Shares will be given the same option, (iii) each holder of Ordinary Shares will receive the same amount of consideration per Ordinary Share as is received by other holders in respect of their Ordinary Shares, and (iv) the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with this Agreement.

(g)

subject to Clause (f) above, requiring the same form of consideration to be available to the holders of any single class or series of Shares, if any holders of any Shares of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such Shares and the holders of the Preferred Shares will be given the same option.

6.4.3

No Shareholders shall be a party to a Deemed Liquidation Event structured as a stock sale unless (a) all holders of Preferred Shares are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in this Agreement and the Company’s Articles in effect immediately prior to the stock sale as a Deemed Liquidation Event.

6.5	Right of Co-Sale

6.5.1

Subject to Clause 6.5.8, in case of any Transfer Shares being Ordinary Shares in a Proposed Key Holder Transfer that are not purchased pursuant to Clause 6.3 (Right of First Refusal) above and thereafter is to be sold to a Prospective Transferee, a Major Holder may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Clause 6.5.2 below and, subject to Clause 6.5.4, otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Major Holder who desires to exercise its Right of Co-Sale (each, a “Participating Major Holder”) must give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Major Holder shall be deemed to have effectively exercised the Right of Co-Sale.

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6.5.2

Each Participating Major Holder may include in the Proposed Key Holder Transfer all or any part of such Participating Major Holder’s Transfer Shares equal to the product obtained by multiplying (i) the aggregate number of Transfer Shares subject to the Proposed Key Holder Transfer (excluding Shares purchased by the Company or the Participating Major Holders pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of Shares owned by such Participating Major Holder immediately before consummation of the Proposed Key Holder Transfer (including any Shares that such Participating Major Holder has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of Ordinary Shares owned, in the aggregate, by all Participating Major Holders immediately prior to the consummation of the Proposed Key Holder Transfer (including any shares that all Participating Major Holders have collectively agreed to purchase pursuant to the Secondary Refusal Right), plus the number of Transfer Shares held by the selling Key Holder. To the extent one (1) or more of the Participating Major Holders exercise such right of participation in accordance with the terms and conditions set forth herein, the number of Transfer Shares that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

6.5.3

The Participating Major Holders and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with this Clause 6.5 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Major Holders and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Clause 6.5.

6.5.4

Subject to Clause 6.4 (Drag along right), the aggregate consideration payable to the Participating Major Holders and the selling Key Holder shall be allocated based on the number of Transfer Shares sold to the Prospective Transferee by each Participating Major Holder and the selling Key Holder as provided in Clause 6.5.2.

6.5.5

Notwithstanding Clause 6.5.3 above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Major Holder or Major Holders or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Major Holders, no Key Holder may sell any Transfer Shares to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Major Holder or Major Holders on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Clause 6.5.3. Any such shares transferred to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the

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selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Major Holder the portion of the aggregate consideration to which each such Participating Major Holder is entitled by reason of its participation in such sale as provided in this Clause 6.5.5.

6.5.6

If any Proposed Key Holder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Shares unless they first comply in full with each provision of Clauses 6.3 (Right of First Refusal), 6.4 (Drag along right) and 6.5 (Right of Co-Sale). The exercise or election not to exercise any right by any Major Holder hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Clause 6.5 (Right of Co-Sale).

6.5.7

If some of the Shareholders have exercised their Right of Co-Sale in accordance with Clause 6.5.1 and the proposed Transfer to the Prospective Transferee would result in a change of Control in the Company, the Participating Major Holders may only sell their Shares to the Prospective Transferee if this Prospective Transferee also offers to purchase all of the other Shareholders’ Shares on the same terms and condition, taking into account the Liquidation Preference to which the holders of the Preferred Shares are entitled.

6.5.8	For the avoidance of doubt, the provisions of this Clause 6.5 (Right of Co-Sale) shall not apply to any Proposed Key Holder Transfer by any Major Holder.

6.6	Effect of failure to comply

6.6.1

Any Proposed Key Holder not made in compliance with the requirements of Clauses 6.1.4, 6.3 (Right of First Refusal), 6.4 (Drag along right) and 6.5 (Right of Co-Sale) shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of Clauses 6.3 (Right of First Refusal), 6.4 (Drag along right) and 6.5 (Right of Co-Sale) would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Shares (for the purposes of this Clauses 6.6.1 and 6.6.2 including Preferred Shares) not made in strict compliance with this Agreement).

6.6.2

If any Key Holder becomes obligated to sell any Transfer Shares to the Company or any Major Holder under this Agreement and fails to deliver such Transfer Shares in accordance with the terms of this Agreement, the Company and/or such Major Holder or may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such

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Transfer Shares as is herein specified and transfer to the name of the Company or such Major Holder (or request that the Company effect such transfer in the name of a Major Holder) on the Company’s books any certificates, instruments, or book entry representing the Transfer Shares to be sold.

6.6.3

If any Key Holder purports to sell any Transfer Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Major Holder who desires to exercise its Right of Co-Sale under Clause 6.5 (Right of Co-Sale) may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Participating Major Holder the type and number of Transfer Shares that such Participating Major Holder would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Clause 6.5 (Right of Co-Sale). The sale will be made on the same terms, including, without limitation, as provided in Clause 6.5.4, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Major Holder learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Clause 6.5 (Right of Co-Sale). Such Key Holder shall also reimburse each Participating Major Holder or for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Major Holder’s rights under Clause 6.5 (Right of Co-Sale).

PRE-EMPTIVE RIGHTS

7.1.1

Subject to the terms and conditions of this Clause 7 (Pre-emptive rights) and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Holder (each an “Eligible Major Holder”). An Eligible Major Holder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates, (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Holder (“Major Holder Beneficial Owner”) and (iv) any designee of an Eligible Major Holder approved by the Investor Majority; provided that each such Affiliate or Major Holder Beneficial Owner (x) is not a FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board, and (y) agrees to enter into this Agreement as an “Investor”.

7.1.2

The Company shall give notice (the “ROFO Notice”) to each Eligible Major Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

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7.1.3

By notification to the Company within twenty-five (25) days after the ROFO Notice is given, each Eligible Major Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the ROFO Notice, up to that portion of such New Securities which equals the proportion of the Shares then held by such Eligible Major Holder (including all Ordinary Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Eligible Major Holder) bears to the total Ordinary Shares of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding). The closing of any sale pursuant to this Clause 7.1.3 shall occur within the later of ninety (90) days of the date that the ROFO Notice is given and the date of initial sale of New Securities pursuant to Clause 7.1.4.

7.1.4

If all New Securities referred to in the ROFO Notice are not elected to be purchased or acquired as provided in Clause 7.1.3, the Company shall first reoffer to the remaining Eligible Major Holders any such New Securities not elected to be purchased or acquired in accordance with this Clause 7 (Pre-emptive rights). If any New Securities remain following such reoffer, the Company may offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favourable to the offeree than, those specified in the ROFO Notice.

7.1.5	No such pre-emptive right of the Shareholders shall apply to:

a.

issuance of any Shares or other securities pursuant to the ESOP or any other compensation or equity incentive plans, as approved by the Board, including a majority of the Preferred Directors (one of whom must be a Series B Director); or

b.

issuance of any Shares or other securities in connection with licensing, collaboration, strategic/corporate partnering activities or acquisitions, as approved by the Board, including a majority of the Preferred Directors (one of whom must be a Series B Director); or

c.

issuance of any Shares or other securities in connection with entry into credit facilities or credit arrangements or incurrence of other indebtedness for borrowed money, as approved by the Board, including a majority of the Preferred Directors (one of whom must be a Series B Director);

d.	a Deemed Liquidation Event; or

e.

issuance of Shares in connection with any Public Offering of Shares, including an IPO and the issuance of Shares in a private placement of Shares occurring contemporaneously with such Public Offering and at the same price per share as the Shares sold in the Public Offering pursuant to contractual obligations of the Company; or

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f.	issuance of Shares upon exercise of warrants or rights granted to the underwriters in connection with a Public Offering; or

g.	issuance of Shares pursuant to Clause 9 (Anti-Dilution Protection); or

h.	issuance of Shares pursuant to the damages payable by the Company in accordance with Clause 4.2.2 of the Subscription Agreement; or

i.	issuance of Series C Shares at the Closing (as defined in the Subscription Agreement); or

j.	issuance of Shares following conversion of Preferred Shares,

each an “Exempted Issuance”. Each Shareholder shall, where necessary, vote in favour of an exclusion of pre-emptive rights for an Exempted Issuance.

7.1.6	The pre-emptive rights set forth in Clauses 7.1.1 through 7.1.4 shall terminate immediately prior to a Qualified IPO.

PREFERRED DIVIDEND, LIQUIDATION PREFERENCE, CONVERSION AND REDEMPTION

8.1	Deemed Liquidation Event

8.1.1

Subject to Clause 8.1.3 below, upon a Deemed Liquidation Event, any available proceeds (whether in cash, stock or surplus assets) shall, irrespective of the liquidation provisions in the Articles, be distributed to the Shareholders in the following order:

a.

first, each Series C Holder and Series B Holder on a pari passu basis shall receive an amount equal to the number of Series C Shares or Series B Shares respectively, held by it multiplied by the Investor Subscription Price Per Share for such Series C Share or Series B Shares, plus any declared but unpaid Preferred Dividends as calculated in accordance with Clause 8.2.1 (the “Series B and C Liquidation Preference”);

b.

second, each Series A Holder shall receive an amount equal to the number of Series A Shares held by it multiplied by the Investor Subscription Price Per Share for such Series A Shares, plus any declared but unpaid Preferred Dividends as calculated in accordance with Clause 8.2.1 (the “Series A Liquidation Preference” and, together with the Series B and C Liquidation Preference, the “Liquidation Preference”);

If upon any such Deemed Liquidation Event, the proceeds of the Company available for distribution to its Shareholders shall be insufficient to pay the Series C Holders and Series B Holders or, if the Series B and C Liquidation Preference has been paid in full, to pay the Series

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A Holders the full amount to which they shall be entitled under this Clause 8.1.1(a) or (b), as applicable, then the Series C Holders and Series B Holders (or the Series A Holders, if the Series B and C Liquidation Preference shall have been paid in full) shall share ratably in any distribution of the available proceeds for distribution in proportion to the respective amounts which would otherwise be payable in respect of the applicable Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full,

c.

the remainder of the proceeds (the “Residual Amount”) shall be distributed among the holders of the Preferred Shares and holders of Ordinary Shares, pro rata based on the number of Shares held by each such holder, treating for this purpose all such securities as if they had been converted to Ordinary Shares pursuant to Clause 8.2 and applicable provisions of the Articles, immediately prior to such Deemed Liquidation Event; provided, that:

i.

The Series C Holders and Series B Holders shall cease participating in the Residual Amount on a pro rata as-converted basis upon receipt by the Series C Holders and Series B Holders of an aggregate amount per Series C Share and Series B Share, respectively (inclusive of the Series B and C Liquidation Preference received under Clause 8.1.1(a)) equal to the Investor Subscription Price Per Share for such Series C Shares or Series B Share multiplied by three (3); and

ii.

The Series A Holders shall cease participating in the Residual Amount on a pro rata as-converted basis upon receipt by the Series A Holders of an aggregate amount per Series A Share (inclusive of the Series A Liquidation Preference received under Clause 8.1.1(b)) equal to the Investor Subscription Price Per Share for a Series B-2 Preferred Share multiplied by three (3).

8.1.2

In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Shareholders is payable only upon satisfaction of contingencies (the “Additional Consideration”), the applicable definitive agreement for the Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Shareholders in accordance with Clause 8.1.1 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Shareholders upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with Clause 8.1.1 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Clause 8.1.2, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

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8.1.3

Upon a Deemed Liquidation Event, if the amount per Preferred Share of any series that would have been payable had all Preferred Shares been converted into Ordinary Shares pursuant to Clause 8.3 immediately prior to such Deemed Liquidation Event (the “As-Converted Amount”) would be greater than the amount per Preferred Share of such series payable pursuant to Clause 8.1.1, after taking into account the adjustments set forth in Clause 8.1.2, each Preferred Holder of such series shall receive the As-Converted Amount for Preferred Shares of such series in lieu of any amounts under Clause 8.1.1. For the avoidance of doubt and notwithstanding anything contained elsewhere in this Agreement, upon a Deemed Liquidation Event, each Preferred Holder shall receive either (i) the amounts per Preferred Share pursuant to Clause 8.1.1 or (ii) the As-Converted Amount, whichever is greater as with respect to each such holder of series of Preferred, and not both.

8.2

Each of the following events shall be considered a ”Deemed Liquidation Event” unless the Investor Majority (which Investor Majority shall include the majority of the Series B Shares and the Series C Shares, voting together as a single class), elects otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event: (i) a sale, lease, transfer or other disposition of all or substantially all of the Company’s assets (including the Company or its intellectual property rights, taken as a whole), (ii) the sale or transfer of all or part of the shares in the Company resulting in a change of Control over the Company (it being understood that any sale or transfer of more than 50% of the then outstanding shares in the Company shall be deemed to result in a change of Control), except for any such change of Control resulting from the sale of shares or securities of the Company for the primary purpose of raising capital for the Company or its Affiliates, (iii) a merger (juridische fusie) or demerger (splitsing) acquisition or consolidation involving the Company or its subsidiaries from time to time with any other company resulting in the Company not being the surviving company and/or resulting in a change of Control over the Company as described in subclause (ii) above, or (iv) the exclusive, irrevocable licensing of all or substantially all of the Company’s intellectual property to a third party.

8.2.1

Dividends shall accrue on each Preferred Share on a non-cumulative, non-compounded basis at the rate per annum of 8% of the applicable Investor Subscription Price Per Share (subject to appropriate adjustment in the event of any dividend, share split, combination or other similar recapitalization with respect to the Preferred Shares) (the “Preferred Dividend”). Preferred Dividends shall be payable only when, as, and if declared by the Board, and the Company shall be under no obligation to pay such Preferred Dividends. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of share capital of the Company (including dividends on Ordinary Shares payable in Ordinary Shares) unless (in addition to the obtaining of any consents required in the Articles and as required under Applicable Law) the holders of the Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding Preferred Share in an amount equal to that dividend per Preferred Share as would equal the product of (1) the dividend payable on (A) the Ordinary Shares or (B)

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each share of such other class or series of share capital of the Company determined, if applicable, as if all shares of such class or series had been converted into Ordinary Shares and (2) the number of Ordinary Shares issuable upon conversion of a Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend.

8.2.2

For the avoidance of doubt, the Company and each Shareholder acknowledges and agrees that the Company shall not approve, declare or pay any dividends on any Ordinary Shares outstanding unless and until the full Liquidation Preference on all outstanding Preferred Shares shall have been paid first.

8.2.3

The Parties acknowledge that the Company may only distribute profits to the Shareholders in accordance with Article 2:216 of the Netherlands Civil Code and taking into account the preferential rights of the Preferred Shares.

8.3	Conversion

Optional Conversion

8.3.1

The Parties agree that each Preferred Holder is entitled to convert the Series A Shares, Series B Shares and Series C Shares, respectively, at any time, without payment of additional consideration, into Ordinary Shares at a conversion rate of 1:1 (such conversion a “Voluntary Conversion”), which conversion rate shall be adjusted so as to reflect this ratio after any amendment of the nominal value by means of any stock splits, reclassification of shares and similar events.

8.3.2

A Voluntary Conversion will upon written request by the relevant Preferred Holder be delivered at the Company’s address, stating that such Party wishes to convert all or part of the Preferred Shares held by it into Ordinary Shares (the “Conversion Request”). Upon receipt of the Conversion Request, the Company will immediately take all action to effectuate such Voluntary Conversion. To the extent necessary to achieve such Voluntary Conversion each of the Parties:

a.

irrevocably agrees to take all action and resolutions required to effectuate such Voluntary Conversion and shall procure that the Director(s) as nominated or appointed by such Party (as applicable) shall, subject to any restrictions of Applicable Law, vote in favour of such Voluntary Conversion at the meeting of the Board; and

b.

where necessary, unconditionally and irrevocably grants a power of attorney to each (deputy) civil-law notary practicing in the Netherlands, to execute a deed of issuance of Shares or amendment to the Articles that may appear necessary to effectuate the Voluntary Conversion.

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Mandatory Conversion

8.3.3

The outstanding Preferred Shares shall automatically convert into Ordinary Shares at the then effective conversion rate as calculated in accordance with this Clause 8 and Clause 9 (Anti-Dilution Protection) in the event of:

a.

(i) the Investor Majority, (ii) the Series B Majority, which shall include at least one Major Series B Holder, and (iii) the Series C Majority, which shall include at least one Major Series C Holder, voting in favor of such mandatory conversion at the date and time, or the occurrence of an event, specified by such Investor Majority; or

b.

the earlier of the consummation of (i) a Qualified IPO, or (ii) a “combination” transaction with a special purpose acquisition vehicle that has raised a blind pool of capital of at least USD 50 million through an initial public offering to which the combined company’s securities are (indirect) exchange listed and publicly traded.

8.3.4

Each Shareholder agrees and commits itself to cast its votes in the General Meeting in favour of any resolutions required for or conducive to a Qualified IPO, including the amendment of the Company’s Articles, which includes the conversion into a public limited company (naamloze vennootschap) and to apply its voting power in the Company in accordance with the provisions of this Agreement and the Articles to facilitate the Qualified IPO.

8.3.5

All holders of record of Preferred Shares shall be sent written notice of the time of the mandatory conversion and the place designated for mandatory conversion of all such Preferred Shares pursuant to Clause 8.3.3. Such notice need not be sent in advance of the occurrence of the time of the mandatory conversion. All rights with respect to the Preferred Shares converted pursuant to Clause 8.3.3, including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate at the mandatory conversion, except only the rights of the holders thereof to receive any cash in lieu of fractional shares in accordance with Clause 8.3.8 below. Such converted Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Preferred Shares accordingly.

8.3.6

In the case conversion takes place by a decision by the Investor Majority (which shall include (i) the Series B Majority, which shall include at least one Major Series B Holder and (ii) the Series C Majority, which shall include at least one Major Series C Holder) in the context of an IPO that is not a Qualified IPO, the shareholders of the Company, including the Investors, shall cooperate to take any necessary actions such that each Preferred Holder outstanding prior to the consummation of the IPO will receive, including through conversion of its Preferred Shares outstanding into Ordinary Shares and the issuance by the Company of additional Ordinary Shares if so required, that number of Ordinary Shares at the dollar amount determined in accordance with Clause 8.1.1, assuming for purposes of this calculation that a Deemed Liquidation Event has occurred at a valuation equal to the total pre-IPO valuation of the

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Company as determined and agreed in good faith between the Company and the joint book-running managers of the IPO. For the avoidance of doubt, no cash proceeds will be paid to the holders of outstanding Preferred Shares from the IPO and no adjustment may be required based on the calculation performed per the above.

Fractional Shares

8.3.7

No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the Board (as approved by a majority of Preferred Directors, voting together as a single class). Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

8.3.8

For the avoidance of doubt, no Preferred Dividends shall be paid, whether accrued or otherwise, in the event of any conversion of Preferred Shares into Ordinary Shares pursuant to this Clause 8.3, except – to the extent applicable – in case of a conversion in connection with an IPO that is not a Qualified IPO.

ANTI-DILUTION PROTECTION

9.1.1

In the event of a Post-Completion Issue to any Person, at a price per such Post-Closing Share which is lower than the applicable Investor Subscription Price Per Share (a “Down Round”) then the Company shall, unless and to the extent a Preferred Holder has specifically waived its rights under this Clause 9.1 in writing, promptly issue in accordance with applicable requirements to each of the Preferred Holders, such number of new shares, based upon a broad-based weighted average anti-dilution adjustment, which reduces the subscription price of the relevant Series C Shares, Series B Shares or Series A Shares, as applicable, to a weighted average price calculated in accordance with the following formulas (the “Anti-Dilution Shares”).

a.	Weighted Average Price

WAP =	P1 * Q1 + P2 * Q2
Q1 + Q2

WAP	= Weighted Average Price

P1	= the applicable Investor Subscription Price Per Share

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P2 =	the subscription price in the Down Round

Q1 =	the total number of Shares outstanding (excluding the unallocated Shares pursuant to the ESOP) prior to the Down Round on an as converted and fully diluted basis

Q2 =	the number of new shares issued in the Down Round

b.	Number of Anti-Dilution Shares

The number of Anti-Dilution Shares to be issued to the respective Preferred Holder shall be calculated as follows (rounding the product, N, down to the nearest possible whole Share):

N = PS * P1 / WAP – PS

N = number of Anti-Dilution Shares to be awarded

PS = number of Series C Shares, Series B Shares or Series A Shares, as applicable, held by the Investor prior to the Down Round

9.1.2

The issue of the Anti-Dilution Shares shall occur by way of capitalisation of the Company’s relevant share premium account or any other reserves, in accordance with Applicable Law. If the reserves of the Company are not sufficient to pay up the Anti-Dilution Shares to which the Preferred Holders are entitled then each of the relevant Preferred Holders shall pay up the appropriate nominal amount in cash. For the avoidance of doubt, the anti-dilution protection set out in this Clause 9 (Anti-dilution Protection) shall not change the aggregate Liquidation Preference of the Series C Shares, Series B Shares or Series A Shares, and appropriate modifications shall be made so that the aggregate Liquidation Preference of the Series C Shares, Series B Shares or Series A Shares, inclusive of any Anti-Dilution Shares, shall remain unchanged.

9.1.3

The anti-dilution protection set out in Clause 9.1.1 will not apply in case of an Exempted Issuance previously approved by the Board, including at least two Preferred Directors (one of whom must be a Series B Director).

9.1.4

In order to benefit from the anti-dilution protection set out in Clause 9.1.1, the Preferred Holders are required to participate in any dilutive Post-Completion Issue to the extent of their pro rata equity interest in the Series C Shares, Series B Shares or Series A Shares, as applicable. In the event and to the extent that a Preferred Holder fails to participate in accordance with the previous sentence, the Preferred Shares held by such shareholder will automatically and proportionally lose any anti-dilution protection provided under Clause 9.1.1.

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9.1.5

Each of the Parties hereby irrevocably agrees to such issue of Shares as is consistent with this Clause 9.1 and agrees to co-operate in all actions and resolutions required for the issue of such Anti-Dilution Shares, which any Investor may request the Company to issue in connection with the provisions of this Clause 9.1, and to waive any and all pre-emptive rights that such Party may have in relation to the Anti-Dilution Shares to be issued to such holder of Shares. In addition, the Parties shall effectuate an amendment of the Articles to the extent that such amendment should be required in order to facilitate the issue of Anti-Dilution Shares.

9.1.6

The Parties intend that any issuance of Shares pursuant to this Clause 9 shall be treated as a “recapitalization” described in Section 368(a)(1)(E) of the Code in which no gain or loss is recognized for U.S. federal income tax purposes (or any applicable U.S. state or local tax purposes). The Company agrees to make any U.S. tax reporting in a manner consistent with the foregoing intended treatment except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

EMPLOYEE INCENTIVE SCHEME

10.1.1

The Company’s 2016 Equity Incentive Plan, as amended and restated from time to time, will be amended on or about the date hereof to increase the number of unallocated incentive awards with 1,000,000, following the Closing, on a post money basis, so the total unallocated portion immediately following the Closing shall represent 5.02% of the Company’s fully diluted capitalization.

CONFIDENTIALITY AND ANNOUNCEMENTS

11.1.1

Each of the Parties agrees to keep secret and strictly confidential and not to use, disclose, or divulge to any third party or to enable or cause any person to become aware of (except for the purposes of conducting the Company’s business for the benefit of the Company and to its advisors and/or consultants, in each case provided that any person to whom such confidential information is disclosed by it complies with the restrictions set out in this Clause as if such person were a Party) any information relating to the Company or its business or assets or the existence or the contents of this Agreement.

11.1.2	Nothing in this Clause 11.1.1 prevents any announcement being made or any confidential information being disclosed by any Party:

a.	on or following the Closing Date, if the Parties have reasonably agreed on the contents of such announcement;

b.

to the extent required by law or any competent regulatory body or recognised stock exchange or under any agreement with any Tax Authority existing at the date of this Agreement or to comply with any applicable accounting requirements (including for the avoidance of doubt any required disclosure to the U.S. Securities and Exchange Commission); any Party so required to disclose any confidential information shall

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promptly notify the other Party, where practicable and to the extent lawful to do so, with reasonable amount of time, before disclosure occurs and shall consult with the other Party regarding the timing and content of such disclosure and shall take such action which the other Party may reasonably request (including taking into account any comment that the other Party provides on such disclosure which shall be considered in good faith) or which may reasonably be required to challenge the validity of such disclosure requirement;

c.	to the extent that such information is public knowledge other than through unlawful disclosure by that Party;

d.	to the extend such information is or has been independently developed or conceived by such Investor without use of the Company’s confidential information;

e.	to the extent such information is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company;

f.

to that Party’s investors, investor committees and/or any of its Affiliates (excluding portfolio companies) on all information pertaining to the Company and the equity investment made or to be made in the Company in accordance with its reporting obligations (including, if applicable, under its fund investment documents or to the extent required for legal, tax, audit or regulatory purposes), subject to a duty of confidentiality;

g.	to that Party’s professional advisers or its financiers subject to a duty of confidentiality and only to the extent necessary for any lawful purpose.

provided that and with the exception of Clause 11.1.2(a) and 11.1.2(b) Viking’s or GA’s name (including any abbreviations thereof) will not be used in any public statement, marketing materials or other third party communications (other than in connection with the proposed financing) without prior written approval of Viking or GA (as the case may be).

DURATION

12.1.1

Subject to the other provisions of this Agreement, this Agreement shall continue in full force and effect for an indefinite period of time and will terminate once the Shareholders and the Company agree in writing to terminate this Agreement, provided that this Agreement shall cease to have effect as regards a Shareholder who ceases to hold any Shares, save for any of the provisions of this Agreement which are expressed to continue in force after termination or ceasing to be a Shareholder. In addition, this Agreement shall terminate (i) in the event an IPO is completed (except for Clause 15 (Registration Rights)), (ii) upon such time when the

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Company first becomes subject to the period reporting requirements of Section 13 or 15(d) of the Exchange Act (except for Clause 15 (Registration Rights)) or (iii) upon a Deemed Liquidation Event resulting in one Person becoming the beneficial owner of all of the Shares or a liquidation of the Company, whichever event occurs first.

DATA PROTECTION

13.1.1

Each of the Shareholders hereby consent to the processing of their personal data (in case of a Shareholder that is a registered investment company or a pooled investment fund only the name of the fund and the number of Shares such fund is holding) from time to time by the Company for the following purposes, subject to a duty of confidentiality of any person or party which may receive such data, for the following purposes:

a.	conducting of due diligence in connection with a potential investment, financing or Deemed Liquidation Event or similar strategic transaction;

b.	compliance with Applicable Law; and

c.	the exchange of contact and shareholdings information amongst themselves.

13.1.2

The Company may process that personal data either electronically or manually. The personal data that may be processed by the Company for those purposes includes any information which may have a bearing on the prudence of investing in the Company.

13.1.3	The Company shall process all personal data in accordance with applicable legislation on data protection.

TAX

14.1	Risk and account

All taxes, duties, levies and social security premiums payable (ultimately) by a Shareholder in connection with such Shareholder’s investment under this Agreement, including the grant or ownership of Shares, are for the sole risk and account of such Shareholder.

14.2	U.S. federal income tax matters

14.2.1

The Company shall (a) within one hundred twenty (120) days after the end of the Company’s taxable year, examine whether the Company (or any of its Corporate Subsidiaries) was a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Tax Code (a “PFIC”) with respect to such taxable year; and (b) if the Company determines that the Company (or any of its Corporate Subsidiaries) is a PFIC for such taxable year, provide such information reasonably available to the Company to each Shareholder who is a United States

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person, as defined in Section 957(c) of the U.S. Tax Code (any such Shareholder, a “U.S. Shareholder”) to permit such U.S. Shareholder to elect to treat the Company (or any of its Corporate Subsidiaries) as a “Qualified Electing Fund” within the meaning of Section 1295 of the U.S. Tax Code (a “QEF Election”) or file a “Protective Statement” pursuant to U.S. Treasury Regulations Section 1.1295-3(c) for U.S. federal income tax purposes with respect to such U.S. Shareholder. If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter that it is a PFIC, the Company shall provide each U.S. Shareholder no later than one hundred fifty (150) days after the end of such taxable year, a completed “PFIC Annual Information Statement” as required by U.S. Treasury Regulations Section 1.1295-1(g) which shall be signed by the PFIC or an authorized representative of the PFIC and which shall set forth the following information: (i) the first and last days of the taxable year of the PFIC; (ii) the U.S. Shareholders’ pro rata shares of the PFIC’s ordinary earnings and net capital gain for the taxable year indicated in clause (i) above; (iii) the amount of cash and the fair market value of other property distributed or deemed distributed to the U.S. Shareholders during the taxable year of the PFIC to which the PFIC Annual Information Statement pertains; and (iv) a statement that the PFIC will permit the U.S. Shareholders to inspect and copy the PFIC’s permanent books of account, records, and such other documents as may be maintained by the PFIC to establish that the PFIC’s ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax principles, and to verify these amounts and the Investors’ pro rata shares thereof. In addition to the information set forth above, if a determination is made by the Company that the Company is a PFIC for a particular taxable year, the Company shall provide a U.S. Shareholder with such information requested by the U.S. Shareholder that is both reasonably required by the U.S. Shareholder to comply with any reporting or other requirements in connection with such QEF Election and available to the Company. The Company shall provide, within one hundred fifty (150) days following the end of each taxable year of the Company, such information, records and documents available to the Company that is reasonably requested by a U.S. Shareholder in order to assist such U.S. Shareholder or any Person who is a direct or indirect beneficial owner of such U.S. Shareholder with the preparation of its U.S. federal income tax returns, complying with reporting obligations under the U.S. Tax Code and other obligations under the U.S. Tax Code, or obtaining any benefit pursuant to the U.S. Tax Code.

14.2.2	The Company shall use its commercial reasonable efforts to avoid being a PFIC.

14.2.3

Each Shareholder agrees to use commercially reasonable efforts to (i) work together in good faith to assess, and as needed develop a plan to mitigate, the risk that the Company may be characterized as a CFC, (ii) confer with each other regarding the results of such risk assessment and planning, and (iii) as needed and if applicable, endeavor to implement in good faith any mutually agreed plan to mitigate such risk of potential characterization of the Company as a CFC; provided that any such plan shall not adversely affect any Shareholder or the Company.

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14.2.4

The Company take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, in order to ensure that at all times it is classified as corporation for U.S. federal income tax purposes.

14.2.5

As soon as practicable, but in any event, within one hundred and twenty (120) days after the end of each taxable year of the Company, the Company shall examine its CFC status and the CFC status of any of its Corporate Subsidiaries and immediately notify Investors that are U.S. Shareholders if it becomes aware of any change in the CFC status of the Company or any Corporate Subsidiary for such taxable year. As soon as practicable, but in any event, within one hundred and twenty (120) days after the end of each taxable year of the Company, the Company shall provide to the Investors that are United States Shareholders (within the meaning of Section 951(b) of the U.S. Tax Code), or that have Partners that are United States Shareholders of the Company (and have notified the Company of such status), with access to any information that is available to the Company and reasonably requested by the Investor that is required to determine whether the Company is a CFC and to determine whether the Investor or any of the Investor’s Partners is required to report its pro rata portion and information necessary to determine such pro rata portion of the Company’s “subpart F income” as defined in Section 952 of the Code (“Subpart F Income”) or “global intangible low-taxed income” as defined under Section 951A of the Code on its U.S. federal income tax return. If the Company determines that it is or reasonably may be a CFC for any taxable year, the Company shall use commercially reasonable efforts to determine, no later than one hundred fifty (150) days following the end of such taxable year, and provide to each Investor that is a United States Shareholder (or that has notified the Company that one or more of the Investor’s Partners is a United States Shareholder) a written report of, the amount of any Subpart F Income, any Section 956 Amount (as defined below) and earnings and profits (as determined for U.S. federal income tax purposes) generated by the Company during such taxable year and the amount of each such Investor’s pro rata portion of such Subpart F Income and Section 956 Amount (collectively, the “CFC Allocation”). In the event of a CFC Allocation attributable to any taxable year, the Company agrees, to the extent permitted by applicable law and subject to available cash, to make a dividend distribution (a “CFC Distribution”) to such Investor in such taxable year. The Company will use commercially reasonable efforts to make such CFC Distribution no later than one hundred fifty (150) days after the end of the taxable year of the corporation to which such CFC Allocation relates, in an amount equal to (1) 25% of such Investor’s pro rata share of the CFC Allocation less (2) the amount of any other distributions made to such Investor during the preceding taxable year. To the extent necessary to effectuate the CFC Distributions described herein, the Company shall cause any company that is a direct or indirect subsidiary of the Company to timely make distributions to the Company. For purposes of this Clause 14.2.5, (i) the term “Investor’s Partners” shall mean each of the Investor’s shareholders, partners, members or other equity holders and any direct or indirect equity owners of such entities, in each case, that is a U.S. person as defined in Section 957(c) of the U.S. Tax Code (ii) the “Company” shall mean the Company and any of its Corporate Subsidiaries, if applicable, (iii) “Section 956 Amount” means

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any amount described in Section 951(a)(1)(B) of the U.S. Tax Code and the U.S. Treasury Regulations thereunder, and (iv) “United States Shareholder” means a Shareholder described in Section 951(b) of the U.S. Tax Code. Each Investor agrees that it shall reasonably cooperate with the other Investors and the Company to provide, upon the request of any Investor or the Company, such information as the Investor shall have in its possession or Control, as is necessary to establish whether such Investor and/or any of its direct or indirect beneficial owners is a United States Shareholder.

14.2.6

To the extent that the Company becomes subject to U.S. tax reporting or compliance obligations under the U.S. Tax Code, the Company agrees to engage, within ninety (90) days following the date the Company becomes aware of such obligation, a reputable U.S. tax advisory firm to assist with compliance with such reporting and other obligations.

14.2.7

For purposes of this Clause 14, a “Corporate Subsidiary” shall mean any subsidiary of the Company (i) that is classified as a corporation for U.S. federal income tax purposes, and (ii) with respect to which the Company, directly or indirectly, owns over 50% of the vote and value of the subsidiary’s stock.

REGISTRATION RIGHTS

Demand Registration

15.1

If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders that the Company submit or file a Form F-1 or S-1 registration statement, as applicable, with respect to (1) at least forty percent (40%) of the Registrable Securities then outstanding or (2) an anticipated aggregate offering price, net of Selling Expenses, exceeding $50.0 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders (each such request shall be referred to herein as a “Demand Registration”); and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, initially file or confidentially submit a Form F-1 or Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Clauses 15.3, 15.5 and 15.6.

15.2

If at any time when it is eligible to use a Form F-3 or S-3 registration statement, the Company receives a request from (1) Holders of at least twenty percent (20%) of the Registrable Securities then outstanding or (3) Holders that the Company file a Form F-3 or S-3 registration statement

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with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $25.0 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form F-3 or S-3 registration statement under the Securities Act (or file a post-effective amendment to an effective Form F-3 or S-3 registration statement under the Securities Act, as applicable and at the Company’s sole discretion) covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Clauses 15.3, 15.5 and 15.6. The Company shall only be required to effectuate one Public Offering from any such Form F-3 or S-3 registration within any six-month period.

15.3

Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Clause 15.2 a certificate signed by the chief executive officer of the Company or a wholly owned subsidiary of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

Company Registration

15.4

The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Clause 15.1 (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of the earlier of confidential submission or filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two Demand Registrations; or (iii) if the Initiating Holders propose to dispose of shares of

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Registrable Securities that may be immediately registered on Form F-3 or S-3 pursuant to a request made pursuant to Clause 15.2. A registration shall not be counted as “effected” for purposes of this Clause 15.4 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one registration pursuant to Clause 15.9, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Clause 15.4; provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Clause 15.3, then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Clause 15.4.

Underwriting Requirements

15.5

If, pursuant to Clause 15.1 or 15.2, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Clause 15.1 or 15.2, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Clause 15.7c) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties, or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Clause 15.5, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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15.6

In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Clause 15.4, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Clause 15.6 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

Obligations of the Company

15.7	Whenever required under this Clause 15 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

a.

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution

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contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 or S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

b.

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

c.

furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

d.

use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

e.	in the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

f.

use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

g.

provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

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h.

promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

i.

notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

j.	after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a Public Offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

15.8

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Clause 15 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

Expenses

15.9

All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Clause 15.1 through 15.6, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $100,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Clause 15.1 or 15.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one

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registration pursuant to Clause 15.1 or 15.2, as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Clause 15.1 or 15.2. All Selling Expenses relating to Registrable Securities registered pursuant to this Clause 15 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

Delay of Registration

15.10

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Clause 15.

Indemnification

15.11	If any Registrable Securities are included in a registration statement under this Clause 15:

a.

To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Clause 15.11(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

b.

To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for

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the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Clause 15.11(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Clauses 15.11(b) and 15.11(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or wilful misconduct by such Holder.

c.

Promptly after receipt by an indemnified party under this Clause 15.11 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Clause 15.11, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Clause 15.11, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Clause 15.11.

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d.

To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Clause 15.11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Clause 15.11 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Clause 15.11, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Clause 15.11(d), when combined with the amounts paid or payable by such Holder pursuant to Clause 15.11(d), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of wilful misconduct or fraud by such Holder.

e.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

f.

Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten Public Offering, the obligations of the Company and Holders under this Clause 15.11 shall survive the completion of any offering of Registrable Securities in a registration under this Clause 15, and otherwise shall survive the termination of this Agreement.

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Reports Under Exchange Act

15.12

With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or S-3, the Company shall:

a.

make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

b.

use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

c.

furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

Limitations on Subsequent Registration Rights

15.13

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company that (a) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all of the Holders have had the opportunity to include in the registration and offering all Registrable Securities that they wish to so include or (b) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

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Market Stand-off Agreement

15.14

Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the registration by the Company or any successor of the Company of shares of its Ordinary Shares or any other equity securities under the Securities Act on a registration statement on Form F-1 or S-1 or Form F-3 or S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days: (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Clause 15.14 shall apply only to the IPO and shall be subject to such customary carve-outs as the managing underwriter(s) shall agree to, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary Shares. The underwriters in connection with such registration are intended third party beneficiaries of this Clause 15.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Clause 15.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to one percent (1) of the outstanding as converted Ordinary Shares. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

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Restrictions on Transfer

15.15

The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Clause 15.

15.16

Each certificate, instrument, or book entry representing (i) the Registrable Securities and any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Clause 15.17 be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Clause 15.16.

15.17

The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Clause 15. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably

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satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; or (z) in any internal transaction in which such Holder transfers Restricted Securities to an Affiliate of such Holder that is an entity or investment fund controlled by one or more general partners, managing members, management companies or investment advisors of, or that is managed or controlled by an affiliated general partner, managing member, management company or investment adviser with, such Holder; provided that each transferee agrees in writing to be subject to the terms of this Clause 15. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Clause 15.16, except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

Termination

15.18

Notwithstanding the provisions of Clause 15, the right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to this Clause 15 shall terminate upon the earlier to occur of:

a.

such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; or

b.	the fifth anniversary of an IPO.

MISCELLANEOUS

16.1	Compliance

The Company shall use its reasonable efforts to comply, in all material respects with all laws and regulations, as applicable in all relevant jurisdictions (including without limitation laws and regulations on procurement of works, goods and services and on environmental and social matters).

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16.2	Further action

If at any time after the Closing, any further action is necessary or desirable in order to implement this Agreement, each Party shall at its own cost execute and deliver any further documents and take all such necessary action as may reasonably be requested from each of such party.

16.3	Invalidity

In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part), the remainder of this Agreement shall continue to be effective to the extent that, given this Agreements substance and purpose, such remainder is not inextricably related to the null and void or unenforceable provision. The Parties shall make every effort to reach agreement on a new clause which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

16.4	Amendment

Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written and signed consent of (a) a majority of the Board, (b) the Investor Majority (which Investor Majority shall include at least one Major Series B Holder and one Major Series C Holder) and (c) an absolute majority of the votes cast on the Shares in a General Meeting; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Party (1) with respect to specific rights provided to such Party by name or (2) so as to adversely affect such Party in a manner different or disproportionate to other Parties, without the written consent of such Party, (ii) any amendment, modification, termination or waiver of Clause 3.6.1 and this subclause (ii) of this Clause 16.4 requires the written consent of Viking or GA respectively with respect to their Board observer rights under Clause 3.6.1, Foresite, Bain or venBio respectively with respect to their Board observer rights under Clause 3.6.2 and the holders of the Series A Shares with respect to their Board observer rights under Clause 3.6.3, (iii) Clause 3.1.1(a) may not be amended, modified or waived without the consent of the holders of a majority of the Ordinary Shares outstanding (excluding, for the purposes of this Clause 16.4, any Ordinary Shares issued or issuable upon conversion of any Preferred Shares (or otherwise converted from a Preferred Share into an Ordinary Share)), (iv) Clause 3.1.1(a) may not be amended, modified or waived with respect to the Executive Director under Clause 3.1.1(a) without the consent of such officer, (v) Clause 3.1.1(b) may not be amended, modified or waived without the consent of the holders of a majority of the Ordinary Shares outstanding (excluding, for the purposes of this Clause 16.4, any Ordinary Shares issued or issuable upon conversion of any Preferred Shares (or otherwise converted from a Preferred Share into an Ordinary Share)) and the Founders, (vi) Clause 3.1.1(c)(i) may not be amended, modified or waived without the consent

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of LSP and Clause 3.1.1(c)(ii) may not be amended, modified or waived without the consent of Kurma, (vi) Clause 3.1.1(d)(i) may not be amended, modified or waived without the consent of Foresite and Clause 3.1.1(d)(ii) may not be amended, modified or waived without the consent of the majority of the Major Series B Holders, (vii) Clause 3.1.1(f) may not be amended, modified or waived without the consent of the holders of a majority of the Ordinary Shares outstanding (including the holders of the Preferred Shares, voting as a single class with holders of Ordinary Shares); (viii) the Series C Investor Majority which shall include the affirmative vote of at least one Major Series C Holder shall be required to approve any amendment of this and this subclause (ii) of this Clause 16.4 and any other amendment, modification, termination, or waiver Agreement that adversely affects the economic rights of the Series C Shares or the other the rights provided for the benefit of the Series C Shareholders as it relates to the Series C Shareholders (such as (1) the liquidation preference of the Series C Shares (whether an absolute amount or percentage and regardless of whether the liquidation preference for other series of Preferred Shares are affected), (2) Investor Subscription Price Per Share applicable to the Series C Shares, (3) price-based anti-dilution adjustment applicable to the Series C Shares (including expanding the definition of Exempted Issuance applicable to the Series C Shares), or (4) the definition of Major Holder as it applies to the holders of Series C Share, Clause 4.3.3), and (ix) the Series B Investor Majority which shall include the affirmative vote of at least one Major Series B Holder shall be required to approve any amendment of this and this subclause (ii) of this Clause 16.4 and any other amendment, modification, termination, or waiver Agreement that adversely affects the economic rights of the Series B Shares or the other the rights provided for the benefit of the Series B Shareholders as it relates to the Series B Shareholders (such as (1) the liquidation preference of the Series B Shares (whether an absolute amount or percentage and regardless of whether the liquidation preference for other series of Preferred Shares are affected), (2) Investor Subscription Price Per Share applicable to the Series B Shares, (3) price-based anti-dilution adjustment applicable to the Series B Shares (including expanding the definition of Exempted Issuance applicable to the Series B Shares), or (4) the definition of Major Holder as it applies to the holders of Series B Share, Clause 4.3.4).

Any amendment, modification, termination, or waiver effected in accordance with this Clause 16.4 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing, Schedule 6 (Notices) may be amended by the Company after the date of this Agreement without the consent of the other Parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Clause 16.5.

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16.5	Additional Investors

Notwithstanding anything to the contrary contained herein, if the Company issues additional Preferred Shares after the date hereof pursuant to the Subscription Agreement, or otherwise to any additional investors, any purchaser of such Preferred Shares shall become a party to this Agreement as a condition to the purchase or transfer of such shares by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor”, a “Shareholder” and “Party” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor”, a “Shareholder” and “Party” hereunder. For the avoidance of doubt, the prohibitions set forth in Clause 6.1 shall apply to each additional Investor that becomes party to this Agreement under this Clause 16.5.

16.6	Entire agreement

This Agreement contains the entire agreement between the Parties with respect to the subject matter covered hereby and supersedes all earlier agreements and understandings, whether oral, written or otherwise, between the Parties.

16.7	No implied waiver

16.7.1	Nothing shall be construed as a waiver under this Agreement unless a document to that effect has been signed by the Parties or notice to that effect has been given.

16.7.2

The failure of a Party to exercise any right under this Agreement (which shall include the granting by a Party to either (any) of the other Parties of an extension of time in which to perform its obligations under any provision hereof) shall not be deemed to constitute a waiver of the right to exercise any such right in the future.

16.8	No rescission

The Parties hereby waive their rights under articles 6:228 and 6:265 to 6:272 inclusive of the Dutch Civil Code to rescind (ontbinden) and/or annul (vernietigen) or demand in legal proceedings the rescission (ontbinding), and/or annulment (vernietiging) in whole or in part, of this Agreement and their rights under article 6:230 of the Dutch Civil Code to request in legal proceedings the amendment of this Agreement.

16.9	Counterparts

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.10	Notices

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16.10.1

Any notice or other communication under or in connection with this Agreement shall be in writing and may be sent by courier or by registered mail and shall be effective when received, and in any event no later than:

a.	when sent by courier service three (3) calendar days after dispatch;

b.	when sent by registered mail three (3) calendar days after dispatch;

c.

when sent by email, on the date of transmission, if transmitted before 5.00 p.m. (local time at the place of destination) on any Business Day and in any other case on the Business Day following the date of transmission. For avoidance of doubt, in case multiple email addresses are provided in Schedule 6, then the notice is effective only if sent to all listed email addresses.

16.10.2

For the purposes hereof, the addresses of the Parties shall be as specified in Schedule 6 (Notices) or at such other address as the Party to be given notice may have notified to the other Parties from time to time in accordance with this Clause as its address for receiving notices.

16.10.3	The provisions of this Clause shall not apply in relation to the service of documents for the purpose of litigation.

16.11	Assignment or encumbrance

No Party may assign this Agreement (contractsoverneming) or assign or Encumber any of its rights thereunder without the prior written consent of the other Parties. If a Party wishes to assign this Agreement to a Party to whom it Transfers all or a portion of its Shares pursuant to a Permitted Transfer in accordance with the terms of this Agreement and provided that such assignment shall only take effect as of and subject to Transfer of these Shares, such consent is hereby provided by each of the other Parties.

16.12	Notary

The Parties are aware of the fact that the Notary works with NautaDutilh N.V., the firm that is advising the Company. With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) established by the Royal Notarial Professional Organisation (Koninklijke Notariële Beroepsorganisatie), the Parties herewith explicitly agree that Company is assisted by NautaDutilh N.V. in relation to this Agreement and any agreements that may be concluded, or disputes that may arise, in connection therewith.

16.13	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

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16.14	Disputes

The Parties agree that any dispute in connection with this Agreement or any Agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

16.15	Restrictive Covenants

Each of Schoodic BV, Berndt Modig, JCK Consult, Joachim Knolle, Jens Schneider-M, Hans Schikan, Luc Dochez, GrayMatters BVBA and Anne Lesage undertakes that he/she/it, shall not, as long as he, she or it (indirectly) holds Shares and for a period of two (2) years thereafter other than pursuant to a disposal of such Shares following a Deemed Liquidation Event, directly or indirectly:

(i)	solicit any employee of the Company to cease work for the Company or to work for any other individual or entity (other than general advertisements not specifically targeted at the relevant employee);

(ii)	solicit or approach a client or customer of the Company with a view to enticing away from the Company such customer or client; or

(iii)

compete with the Business and/or participate in the field of the Business (other than for the Company), (directly or indirectly, as owner, stockholder, director, officer, manager, employee, agent, consultant, representative or otherwise), in any business, firm or corporation that competes with the Business (with the exception of non-managerial and non-controlling shareholdings of less than 1% in listed companies);

unless waived in writing by the Company including the approval of the Board.

For the purpose of this Clause 16.15, compete means to undertake (or be interested in any business) in competition with the Business of the Company (whether alone or jointly with others or whether as principal, agent, shareholder, director, advisor or otherwise and whether for its own benefit or that of others). Furthermore, the board position of Hans Schikan in Sobi (which company has commercial rights to Pharming’s Ruconest) explicitly does not fall under the abovementioned non-compete.

The Non-Executive Directors cannot be appointed or nominated by the Investors as board members (or a similar position) in a company that is a Competitor to the Company.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Signature pages follow

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

PHARVARIS B.V.

By:	/s/ B.A.E. Modig

Name:	B.A.E. Modig
Title:	CEO

Address:	Pharvaris B.V.
J.H. Oortweg 21
2333 CH Leiden
The Netherlands
Attn: B.A.E. Modig

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP

By: Viking Global Opportunities Portfolio GP LLC, its General Partner

By:	/s/ Matthew Bloom

Name:	Matthew Bloom
Title:	Authorized Signatory

Address:	Viking Global Investors LP 55 Railroad Ave. Greenwich, CT 06830 Attn: Haley Garrett

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GENERAL ATLANTIC PH B.V.

By:	/s/ I.M. van der Hoorn

Name:	I.M. van der Hoorn
Title:	Director A

By:	/s/ W.H. Kamphuijs

Name:	W.H. Kamphuijs
Title:	Director B

Address:	General Atlantic Services Raamplein 1, 1016XK Amsterdam the Netherlands Attn: Ingrid van der Hoorn

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CORMORANT PRIVATE HEALTHCARE FUND III, L.P.

By:	/s/ Bihua Chen

Name:	Bihua Chen
Title:	Managing Member of the GP

Address:	Cormorant Global Healthcare Master Fund, LP 200 Clarendon Street 52nd Floor Boston, MA 02116 Attn: Neb Obradovic

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, L.P.

By:	/s/ Bihua Chen

Name:	Bihua Chen
Title:	Managing Member of the GP

Address:	Cormorant Private Healthcare Fund III, LP 200 Clarendon Street 52nd Floor Boston, MA 02116 Attn: Neb Obradovic

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CRMA SPV, L.P.

By:	/s/ Bihua Chen

Name:	Bihua Chen
Title:	Managing Member of the Investment Manager

Address:	CRMA SPV, L.P. 200 Clarendon Street 52nd Floor Boston, MA 02116 Attn: Neb Obradovic

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

FORESITE CAPITAL FUND IV, L.P.

By: Foresite Capital Management IV, LLC, its General Partner

By:	/s/ Dennis D. Ryan

Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Address:	Foresite Capital Fund IV, L.P. 600 Montgomery Street Suite 4500 San Francisco, CA 94111 The United States Attn: Michael Rome

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

FORESITE CAPITAL FUND V, L.P.

By: Foresite Capital Management V, LLC, its General Partner

By:	/s/ Dennis D. Ryan

Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Address:	Foresite Capital Fund IV, L.P. 600 Montgomery Street Suite 4500 San Francisco, CA 94111 The United States Attn: Michael Rome

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

BAIN CAPITAL LIFE SCIENCES FUND, L.P.

By: Bain Capital Life Sciences Partners, L.P., its General Partner

By: Bain Capital Life Sciences Investors, LLC, its General partner

By:	/s/ Jeffrey Schwartz

Name:	Jeffrey Schwartz
Title:	Managing Director

Address:	Bain Capital Life Sciences Fund, L.P. 200 Clarendon Street Boston, MA 02116 The United States Attn: Ricky Sun

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

BCIP LIFE SCIENCES ASSOCIATES, L.P.

By: Boylston Coinvestors, LLC, its General Partner

By:	/s/ Jeffrey Schwartz

Name:	Jeffrey Schwartz
Title:	Authorized Signatory

Address:	BCIP Life Sciences Associates, LP 200 Clarendon Street Boston, MA 02116 The United States Attn: Ricky Sun

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

VENBIO GLOBAL STRATEGIC FUND III, L.P.

By: venBio Global Strategic GP III, L.P., its General Partner

By: venBio Global Strategic GP III, Ltd, its General Partner

By:	/s/ Richard Gaster

Name:	Richard Gaster
Title:	Partner

Address:	venBio Global Strategic Fund III, L.P. 1700 Owens Street Suite 595 San Francisco, CA 94158, United States of America Attn: Richard Gaster

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

LSP V COÖPERATIEVE U.A.

By: LSP V Management B.V.

By:	/s/ Martijn Kleijtweg

Name:	Martijn Kleijtweg
Title:	Director

By:	/s/ René Kuijten

Name:	René Kuijten
Title:	Director B

Address:	LSP V Cooperatieve U.A. Johannes Vermeerplein 9 (1071 DV) Amsterdam, the Netherlands Attn: Bas Vaessen

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

KURMA BIOFUND II

By: KURMA PARTNERS S.A.

By:	/s/ Rémi Droller

Name:	Rémi Droller
Title:	Managing Partner

Address:	KURMA BIOFUND II 24 Rue Royale, 75008, Paris France Attn: Remi Droller

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

IDINVEST PATRIMOINE N°4 IR

OBJECTIF INNOVATION PATRIMOINE N°8

IDINVEST PATRIMOINE N°5

IDINVEST PATRIMOINE 2015

OBJECTIF INNOVATION PATRIMOINE N°9

IDINVEST PATRIMOINE N°6

IDINVEST PATRIMOINE 2019

OBJECTIF INNOVATION 2019

By: Idinvest Partners S.A., its General Partner

By:	/s/ Benoist Grossmann

Name:	Benoist Grossmann
Title:	Managing Partner

Address:	117 Avenue des Champs-Elysées 75008, Paris France Attn: Gaston Samele

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.

By: VHCP Management III, LLC, its General Partner

By:	/s/ David L. Stepp

Name:	David L. Stepp
Title:	Authorized Signatory

Address:	Venrock Healthcare Capital Partners III, L.P. 3340 Hillview Avenue Palo Alto, CA 94304 Attn: Sherman Souther

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

VHCP CO-INVESTMENT HOLDINGS III, LLC

By: VHCP Management III, LLC, its manager

By:	/s/ David L. Stepp

Name:	David L. Stepp
Title:	Authorized Signatory

Address:	VHCP Co-Investment Holdings III, LLC 3340 Hillview Avenue Palo Alto, CA 94304 Attn : Sherman Souther

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.

By: VHCP Management EG, LLC, its General Partner

By:	/s/ David Stepp

Name:	David L. Stepp
Title:	Authorized Signatory

Address:	Venrock Healthcare Capital Partners Eg, L.P. 3340 Hillview Avenue Palo Alto, CA 94304 Attn: Sherman Souther

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:

SCHOODIC MANAGEMENT B.V.

By:	/s/ B.A.E Molding

Name:	B.A.E Molding
Title:	Director

Address:	Schoodic Management B.V. J.H. Oortweg 21 2333 CH Leiden the Netherlands Attn: Berndt Modig

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:

BERNDT MODIG

By:	/s/ B.A.E. Modig

Address:	Hirsernstrasse 6, CH-6052 Hergiswil NW, Switzerland

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SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:

JOACHIM KNOLLE

By:	/s/ Joachim Knolle

Address:	Wetteraustrasse 25 D-60389 Frankfurt am Main Germany

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:

JENS ECKART KASPAR SCHNEIDER-MERGENER

By:	/s/ J.E.K. Schneider-Mergener

Address:	Weg zum Zwiebelfeld 1 D-16798 Fürstenberg Germany

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SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:

JOHANNES GERARDUS CHRISTIAAN PETRUS SCHIKAN

By:	/s/ J.G.C.P. Schikan

Address:	Herengracht 14C 1015 BK Amsterdam the Netherlands

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:

LUC MADELEINE ALBERT DOCHEZ

By:	/s/ L.M.A. Dochez

Address:	Klein Vilvoordestraat 8 3078 Meerbeek Belgium

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:

GRAYMATTERS CONSULTING B.V.B.A.

By:	/s/ Anne Lesage

Name:	Anne Lesage
Title:	Director

Address:	GrayMatters Consulting B.V.B.A. Nachtegalendreef 27 B-2980 Zoersel Belgium

SIGNATURE PAGE TO PHARVARIS B.V.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

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Schedule 1.	DEFINITIONS AND INTERPRETATION

Part 1     Definitions

The following capitalised terms and expressions in this Agreement shall have the following meanings:

“Accounts”	means the consolidated audited accounts of the Company

“Additional Consideration”	has the meaning set out in Clause 8.1.2

“Affiliate”	means any subsidiary and any other person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such person, including, without limitation, any general partner, managing member, managing partner, officer or director of such Person, such Person’s principal or any venture capital fund, private equity fund, or registered investment company now or hereafter existing that is controlled by one or more general partners or, managing members or investment advisors of, or shares the same management company or investment advisor with, such Person or such Person’s principal

“Agreement”	means this shareholders agreement, as defined in the introduction to this Agreement

“Annex”	means any annex to this Agreement

“Anti-Dilution Shares”	has the meaning set out in Clause 9.1.1

“Applicable Law”	means, in relation to any Person, any and all laws, common law, statutes, secondary legislation, directives, regulations, resolutions, statutory guidance and codes of practice, civil, criminal or administrative law, notices, judgments, decrees, orders or rulings from any authority, in each case having the force of law, including any anti-bribery laws, anti-corruption laws, anti-money laundering laws and export control laws, in each case, as applicable to such Person

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“Articles”	means the articles of association of the Company, as amended from time to time

“As-Converted Amount”	has the meaning set out in Clause 8.1.3

“Board”	means the board (bestuur) of the Company

“Business Day”	means a day on which banks and foreign exchange markets are generally open in the Netherlands for formal business

“Business”	has the meaning set out in Recital A

“CFC”	has the meaning set out in Clause 6.2.3

“Closing”	has the meaning set out in the Subscription Agreement

“Closing Date”	has the meaning set out in the Subscription Agreement

“Company”	has the meaning set out in the introduction to this Agreement

“Company Notice”	means written notice from the Company notifying the selling Key Holders and each Major Holder that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Shares with respect to any Proposed Key Holder Transfer

“Company Transfer Shares”	has the meaning set out in Clause 6.3.2

“Company Undersubscription Notice”	has the meaning set out in Clause 6.3.2c

“Competitor”	means any Shareholder or Party who directly or indirectly, including through any Affiliates, competes, or is reasonably likely to compete, with the Company or any of its Affiliates, as determined by the Board in good faith

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“Conflict of Interest”	means a direct or indirect personal conflict of interest within the meaning of article 2:239 paragraph 6 Dutch Civil Code (direct of indirect persoonlijk tegenstrijdig belang)

“Control”	means the ability, by contract or otherwise, (i) to exercise, directly or indirectly, more than fifty (50) per cent of the voting rights represented by all shares in a Person; and/or; (ii) to direct the casting of more than fifty (50) per cent of the votes exercisable at general meetings of a Person on all, or substantially all matters; and/or (iii) to appoint or remove the members of the board (bestuur) of a Person, having a majority of the voting rights at meetings of the management board on all, or substantially all, matters; and Controlled, Controlled by, Controlling and under Common Control with shall be construed accordingly

“Conversion Request”	has the meaning set out in Clause 8.3.2

“D&O Insurance”	means director & officer insurance for the Directors in an amount per claim and per policy period as determined by the Board

“Damages”	means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law

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“Deemed Liquidation Event”	has the meaning set out in Clause 8.2

“Demand Notice”	has the meaning set out in Clause 15.1

“Demand Registration”	has the meaning set out in Clause 15.1

“Derivative Securities”	means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants

“Directors”	means the Executive Directors and the Non-Executive Directors, and each a Director

“Down Round”	has the meaning set out in Clause 9.1.1

“Dutch Civil Code”	means the Dutch civil code (Burgerlijk Wetboek)

“EIF”	has the meaning set out in Clause 5.1.7

“Eligible Major Holder”	has the meaning set out in Clause 7.1.1

“Encumbrance”	means any rights of pledge, mortgage or usufruct, liens or attachments, option rights, rights of retention, rights of first refusal or pre-emption or similar rights and Encumber means the creation of any Encumbrance

“ESOP”	means the Company’s 2016 Equity Incentive Plan, as amended and restated from time to time, including pursuant to the Shareholders Resolution (as defined in the Subscription Agreement)

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“EUR” or “Euro”	means the basic unit of currency among participating European Union countries

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

“Excluded Registration”	means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered is Ordinary Shares issuable upon conversion of debt securities that are also being registered

“Excluded Transfer”	means (a) any sale of Shares pursuant to Clause 6.4, (b) repurchases of Shares from a current or former employee, officer, director, consultant or other person who performed services for the Company in connection with the net settlement of equity awards or the cessation of such employment or service at the lower of the original purchase price (if applicable) or the then-current fair market value thereof, or (c) any sale of shares through the underwriters in connection with an IPO

“Exercising Major Holders”	has the meaning set out in Clause 6.3.2c

“Executive Director”	has the meaning set out in Clause 3.1.1

“Exempted Issuance”	has the meaning set out in Clause 7.1.5

“Exercising Major Holders”	has the meaning set out in Clause 6.3.2c

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“Financial Year”	means the financial year (boekjaar) of the Company as set forth in the Articles

“FOIA Party”	means a Person that, in the reasonable determination of the Board, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement

“Form F-1” or “Form S-1”	means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC

“Form F-3” or “Form S-3”	means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC

“Founder Director”	has the meaning set out in Clause 3.1.1

“Founders”	has the meaning set out in the introduction to this Agreement

“General Meeting”	means the general meeting of Shareholders (algemene vergadering van aandeelhouders) of the Company

“Holder”	means any holder of Registrable Securities who is a party to this Agreement

“Immediate Family Member”	means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein

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“Independent Directors	has the meaning set out in Clause 3.1.1e

“Initiating Holders”	means, collectively, Holders who properly initiate a registration request under Clause 15 (Registration Rights)

“Investor Majority”	means the majority of the issued and outstanding Preferred Shares

“Investor Subscription Price Per Share”	means the original purchase price per Preferred Share pursuant to the applicable subscription agreement

“Investor”	has the meaning set out in the introduction to this Agreement

“Initial Consideration”	has the meaning set out in Clause 8.1.2

“IPO”	means the underwritten initial public offering (including a Qualified IPO) of all or any portion of the Shares of any kind, any legal successor of the Company under universal title, on (a) The Nasdaq Stock Market LLC or (b) another underwritten initial public offering on a regulated market or multilateral trading facility as referred to in Section 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) or on a system comparable to a regulated market or multilateral trading facility in a State that is not a Member State of the European Union, including any national securities exchange registered under the Exchange Act, of all or a portion of the shares in the capital of the Company, or any legal successor of the Company under universal title approved by the Board in accordance with the terms and conditions set out in this Agreement and the Articles

“Key Holder”	means any holder of Ordinary Shares, excluding any holder of Ordinary Shares that acquired the Ordinary Shares as a consequence of a conversion of Preferred Shares into Ordinary Shares

“KFW”	has the meaning set out in Clause 5.1.7

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“Liquidation Preference”	has the meaning set out in Clause 8.1.1b

“Major Holder”	means a beneficial owner of at least 500,000 (five hundred thousand) Preferred Shares, provided that (i) Bain Capital and BCIP will jointly be deemed a “Major Holder” as long as Bain is the beneficial owner of at least 500,000 (five hundred thousand) Preferred Shares, (ii) Venrock-1 and Venrock-2 will jointly be deemed a “Major Holder” as long as Venrock is the beneficial owner of at least 500,000 (five hundred thousand) Preferred Shares, or (iii) Affiliates of an Investor or other investment vehicle under such Investor’s management and control or under common management and control will jointly be deemed a “Major Holder” as long as they jointly are the beneficial holder of at least 500,000 (five hundred thousand) Preferred Shares

“Major Series B Holder”	means each of (i) Foresite-1, (ii) Bain, and (iii) venBio so long as any such Party or its permitted transferee continues to hold Series B Shares

“Major Series C Holder”	means GA or Viking so long as any such Party or its permitted transferee continues to hold Series C Shares

“Major Holder Beneficial Owner”	has the meaning set out in Clause 7.1.1

“Major Holder Majority”	means the majority of the Preferred Shares held by the Major Holders

“Major Holder Notice”	means written notice from any Major Holder notifying the Company and the selling Key Holder(s) that such Major Holder intends to exercise its Secondary Refusal Right as to a portion of the Transfer Shares with respect to any Proposed Key Holder Transfer

“Major Holder Notice Period”	has the meaning set out in Clause 6.3.2c

“New Securities”	means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities

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“Non-Executive Director”	has the meaning set out in Clause 3.1.1

“Notary”	means any civil law notary working at NautaDutilh or any of their deputies

“Observer”	has the meaning set out in Clause 3.6.3

“Operating Budget”	has the meaning set out in the Subscription Agreement

“Ordinary Shares”	has the meaning set out in Recital E

“Participating Major Holder”	has the meaning set out in Clause 6.5.1

“Party”	has the meaning set out in the introduction to this Agreement

“Permitted Transfer”	has the meaning set out in Clause 6.2.1

“Persons”	means any individual, firm, company, corporation, limited liability company, trust, unincorporated organisation, entity or division, government, governmental authority, tax authority, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality)

“PFIC”	has the meaning set out in Clause 14.2.1

“Post-Completion Issue”	means any issuance of Shares by the Company following the First Closing Date, except any Exempted Issuance.

“Preferred Directors”	means the Series A Directors and the Series B Directors

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“Preferred Dividend”	has the meaning set out in Clause 8.2.1

“Preferred Holders”	means the holders of the Preferred Shares

“Preferred Shares”	means the issued and outstanding Series A Shares, Series B Shares and Series C Shares

“Prior Agreement”	has the meaning set out in Clause 2.3

“Prior SSA”	has the meaning set out in Recital C

“Prohibited Transfer”	has the meaning set out in Clause 6.6.3

“Proposed Key Holder Transfer”	means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Share (or any interest therein) proposed by any of the Key Holders

“Proposed Sale”	has the meaning set out in Clause 6.4.2

“Proposed Key Holder Transfer”	means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Share (or any interest therein) proposed by any of the Key Holders

“Proposed Transfer Notice”	means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer

“Prospective Transferee”	has the meaning set out in Clause 6.3.2

“Public Offering”	means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4, Form F-4 or Form S-8 or any similar or successor form

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“Purchase and Sale Agreement”	has the meaning set out in Clause 6.5.3

“QEF Election”	has the meaning set out in Clause 14.2.1

“Qualified IPO”	means a firm commitment underwritten IPO of Ordinary Shares with gross proceeds to the Company of not less than USD 50,000,000 (before deduction of underwriters commissions and expenses)

“Recipient’s Business”	has the meaning set out Clause 5.1.8

“Registrable Securities”	means (i) the Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of (A) Preferred Shares (or otherwise converted from a Preferred Share into an Ordinary Share) and (B) any other securities of the Company held by any Preferred Holder; (ii) all Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of (A) Preferred Shares (or otherwise converted from a Preferred Share into an Ordinary Share) and (B) any other securities of the Company acquired by the Preferred Holders after the date hereof; and (iii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Clause , and excluding any shares for which registration rights have terminated pursuant to Clause 15.18.

“Registrable Securities then outstanding”	means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities

“Restricted Securities”	means the securities of the Company required to be notated with the legend set forth in Clause 15.16 hereof

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“Residual Amount”	has the meaning set out in Clause 8.1.1c

“Right of Co-Sale”	means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice

“Right of First Refusal”	means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Shares with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“ROFO Notice”	has the meaning set out in Clause 7.1.2

“Schedule”	means any schedule to this Agreement

“SEC”	means the U.S. Securities and Exchange Commission

“SEC Rule 144”	means Rule 145 promulgated by the SEC under the Securities Act.

“SEC Rule 145”	means Rule 145 promulgated by the SEC under the Securities Act.

“Secondary Notice”	means written notice from the Company notifying the Major Holders and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all or a portion of the Transfer Shares with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice

“Secondary Refusal Right”	means the right, but not an obligation, of each Major Holder (other than the Key Holder) to purchase up to its pro rata portion (based upon the total number of Shares then held by all Major Holders (other than the Key Holder)) of any Transfer Shares not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice

“Securities Act”	means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

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“Selling Expenses”	means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Clause 15.9

“Selling Holder Counsel”	has the meaning set out in Clause 15.9

“Series A Director”	has the meaning set out in Clause 3.1.1

“Series A Holder”	means each holder of Series A Shares

“Series A Liquidation Preference”	has the meaning set out in Clause 8.1.1b

“Series A Observer”	has the meaning set out in Clause 3.6.3

“Series A Shares”	has the meaning set out in Recital B

“Series B and C Liquidation Preference”	has the meaning set out in Clause 8.1.1a

“Series B Director”	has the meaning set out in Clause 3.1.1

“Series B Holder”	means each holder of Series B Shares

“Series B Investor Majority”	means the majority of the issued and outstanding Series B Shares

“Series B Observer”	has the meaning set out in Clause 3.6.2

“Series B Shares”	has the meaning set out in Recital C

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“Series B-2 Preferred Share”	has the meaning set out in the Prior SSA

“Series C Holder”	means each holder of Series C Shares

“Series C Observer”	has the meaning set out in Clause 3.6.1

“Series C Investor Majority”	means the majority of the issued and outstanding Series C Shares

“Series C Shares”	has the meaning set out in Recital D

“Shareholder”	has the meaning set out in the introduction to this Agreement and any other Person that has acquired Shares after the Closing Date in accordance with and has become a Party to this Agreement

“Shareholder Representative”	has the meaning set out in Clause 6.4.1f

“Shares”	means at any time the Ordinary Shares, the Series A Shares, the Series B Shares and the Series C Shares

“Subscription Agreement”	has the meaning set out in Recital D

“Tax Authority”	means a governmental authority competent to impose any liability in respect of Tax or responsible for the administration and/or collection of Tax

“Transfer”	means in relation to any Share to directly or indirectly (i) (a) sell, assign, transfer or otherwise dispose of it; (b) create or permit to subsist any Encumbrance over it; (c) direct that another Person should receive it, or assign any right to it; (d) enter into any agreement in respect of the votes or any other rights attached to it; or (e) agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing and Transferred shall be construed accordingly

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“Transfer Shares”	means the Shares owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any share split, share dividend, recapitalization, reorganization, or the like)

“U.S. Shareholder”	has the meaning set out in Clause 14.2.1

“U.S. Tax Code”	means the U.S. Internal Revenue Code of 1986, as amended

“U.S. Tax Cuts and Jobs Act”	means Public law no. 115-97, an Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018

“Voluntary Conversion”	has the meaning set out in Clause 8.3.1

Part 2    Provisions

For the purpose of this Agreement:

a.	Gender and number Words denoting the singular shall include the plural and vice versa, unless specifically defined otherwise. Words denoting one gender shall include another gender.

b.

Reference to include The words “include”, “included” or “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered and will be construed as meaning “including without limitation” except to the extent specifically provided otherwise in this Agreement.

c.	Headings The headings are for convenience or reference only and are not to affect the construction of this Agreement or to be taken into consideration in the interpretation of this Agreement.

Execution Copy

d.

Clauses, Recitals, Schedules, etc. Unless otherwise stated, Clause, Recital, Schedule or Annex means a clause (including all subclauses), a recital in or to this Agreement or a Schedule or an Annex respectively.

e.

Days Unless the context clearly indicates a contrary intention, when any number of days is prescribed in this Agreement, it must be calculated exclusively of the first and inclusively of the last day unless the last day falls on a day other than a Business Day, in which case the last day will be the next succeeding day which is a Business Day.

f.

Drafting party No provision of this Agreement shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision. It is acknowledged that representatives of each Party have participated in the drafting and negotiation of this Agreement.

g.

Language If there is a discrepancy between an English language word and a Dutch language word used to clarify it and then to the extent of the conflict only, the meaning of the Dutch language word shall prevail.

h.

Dutch concepts References to any Dutch legal concept in any jurisdiction other than the Netherlands shall be deemed to include the concept which in that jurisdiction most closely approximates the Dutch legal concept.

i.

Documents A reference to any document referred to in this Agreement is a reference to that document as amended, varied or supplemented (other than in breach or the provisions of this Agreement) from time to time.

j.	Subsidiary A company is a subsidiary of another company, its holding company, if that other company:

i.	holds a majority of the voting rights in it;

ii.	has the right, either alone or pursuant to an agreement with other shareholders or members, to appoint or remove a majority of its management board or its supervisory board (if any);

iii.	is a shareholder or member of it and controls alone or together with other Persons, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

iv.	is a subsidiary of a company which is itself a subsidiary of that other company.

Execution Copy

k.

Ordinary course of business An action taken by a Person will be deemed to have been taken in the “ordinary course of business” only if: such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and such action is similar in nature and magnitude to actions customarily taken, without any authorization by the supervisory board (if any) or other governing board or body exercising similar authority (where applicable) of such Person.

l.

Arm’s length Where any provision is qualified or phrased by reference to an “arm’s length” basis or principle, such qualification or reference shall mean the conditions which would be obtained between comparable, independent Persons in comparable transactions (taking into account the assets used, the responsibilities and risks assumed and the division of benefits between the parties) and comparable circumstances (taking into account the times and places of performance and the parties’ business strategies), thereby providing the closest approximation of the workings of the open market.

m.

Reasonable endeavours Where any obligation is qualified or phrased by reference to use reasonable endeavours, best efforts or wording of a similar nature, it means the efforts that a person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditious as possible and, regard shall be had, among other factors, to:

i.	the price, financial interest and other terms of the obligation;

ii.	the degree of risk normally involved in achieving the expected result; and

iii.	the ability of an unrelated person to influence the performance of the obligation.

Schedule 2.	CAPITALISATION OF THE COMPANY

Schedule 3.	BOARD RESERVED MATTERS

The Company will not, without an absolute majority vote of the Board, including a majority of the Preferred Directors:

i.	make any resolution that follows from the application of Clause 3.9;

ii.	grant approval to a Shareholder to Transfer its Ordinary Shares as referred to in Clause 6.1.4;

iii.	adopt and amend the Operating Budget;

iv.	relating to non-budgeted expenses (including investments and divestments) in excess of EUR 500,000 per item;

v.	grant options, bonuses, profit or similar rights to the Directors or other personnel under the ESOP or any other stock option or incentive plan;

vi.	establish pension plans and granting pension rights in excess of those arising from existing arrangements;

vii.

hire and determine terms of employment, or change any material existing terms of employment of key personnel, senior company officers or any other personnel with a gross salary (including bonus but excluding options) in excess of EUR 250,000 per year;

viii.

conduct any litigation on behalf of the Company other than in relation to the collection of debts and taking measures which cannot be delayed, and making settlements other than in relation to the collection of debts or the termination of an employment contract for amount not exceeding EUR 250,000;

ix.

enter into or grant or permit any guaranty or indemnity or otherwise commit the Company in respect of the payment of money or the performance of any contract, engagement or obligation of any other person or body, other than in the ordinary course of business;

x.	make any loan or advance or give any credit and/or granting any form of security rights or guarantees, other than in the ordinary course of business;

xi.

directly or indirectly enter into any agreements, contracts or arrangements which are not of an “at arm’s length” nature and the entering into of any arrangement or agreement with a Shareholder, a Director or an affiliated entity of such Shareholder or Director;

xii.	enter into or effect any assignment, license or other sale of patents or other intellectual property of the Company;

xiii.	dispose of or acquire (otherwise than in accordance with the annual budget) any asset (including intellectual property rights) having a book or market value in excess of EUR 500,000;

xiv.

enter into strategic alliances and/or joint ventures (including the license, transfer or assignment of any material intellectual property rights of the Company), which decision is also a General Meeting Reserved Matter as included in Schedule 4;

xv.	enter into, terminate or continue any contracts or agreements set forth above;

xvi.	enter into agreements with any Tax Authority;

xvii.	amend and/or restate the ESOP; and

xviii.	incur any debt from an external financing party, or issue any guarantees and/or security rights, in the aggregate amount in excess of EUR 1,000,000, except in the ordinary course of business.

Schedule 4.	GENERAL MEETING RESERVED MATTERS

The Company will not without the affirmative vote of the General Meeting (which Investor Majority shall include at least one Major Series B Holder and at least one Major Series C Holder), which will need to include an affirmative vote of the Investor Majority, and Subject to Clause 4.3.3, 4.3.4 and 4.3.5, except where any such item is explicitly mandated by this Agreement:

i.

issuance of Shares or other securities (including convertible bonds, options and warrants) or the authorization or designation of any new class or series of Shares or other securities (other than the Series C Shares pursuant to the Subscription Agreement, Shares or other securities issued pursuant to the ESOP, and Shares or other securities to be issued in connection with a Qualified IPO);

ii.	the approval of a sale of the Company, Deemed Liquidation Event or an IPO (for the purposes of this clause excluding a Qualified IPO);

iii.	approval of any transaction whereby a Shareholder, Director or the person represented by him has a conflict of interest;

iv.

limitation or exclusion of pre-emptive rights in respect of an issuance of Shares or other securities (including convertible bonds, options and warrants), other than an issue of Shares or other securities to be issued in connection with a Qualified IPO;

v.	transfer or revocation of the authority to issue Shares or other securities (including convertible bonds, options and warrants) to another corporate body;

vi.

redeem or (re)purchase (inkoop) any shares in its own capital (other than at cost pursuant to employee, management or consultant agreements), shares in the capital of any subsidiary, or depositary receipts (certificaten van aandelen) representing any such shares or the delegation of powers with respect to the approval of the purchase of the Company’s own shares;

vii.	the liquidation, dissolution or winding up of the Company or any subsidiary of Company (from time to time);

viii.	the declaration of or paying of any dividend and/or make any other distribution to Shareholders (including in respect of the outstanding shares in the Company);

ix.

the authorization or designation, whether by reclassification or otherwise, of any new class or series of Shares or securities convertible into Shares having preference over or parity with any series of Preferred Shares as per Closing with respect to voting rights, dividends, conversion rights, redemption rights, liquidation preference or otherwise;

x.	any amendment to the Articles, which for the avoidance of doubt includes the amendments to any rights of the Shareholders;

xi.

the repurchase, redemption or retirement of share capital (excluding any such repurchase, redemption or retirement of Shares held by a service provider to the Company in connection with the resignation or retiring of such service provider at the lower of fair market value of such Shares or their original purchase price);

xii.

make any material change to the nature of the Business or the jurisdiction where it is managed and controlled, or make any material changes in the strategy, including entering into fields not provided for in the Operating Budget;

xiii.	increase or decrease the size of the Board of Directors or change the number of votes a Director(s) may cast;

xiv.

incurrence of any indebtedness including any debt from an external financing party, or the issuance of any guarantees and/or security rights, in the aggregate amount in excess of EUR 10,000,000 or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money;

xv.

deciding to enter into strategic alliances and/or joint ventures (where such strategic alliance and/or joint venture involves the exclusive license of all or substantially all of the assets of the Company);

xvi.

increase the number of shares reserved to be issued or for issuance under the ESOP or any other equity incentive plan, create any new equity incentive plan, or issue equity to any service provider outside of an equity incentive plan.

xvii.

enter into any agreement with an “affiliate” (as defined in Rule 405 the Securities Act), officer or director of the Company or any family member of any of the foregoing, provided that so long as there is at least one independent director on the Board, the approval required by this clause (xvii) will instead be required to be made by a majority of the board including such independent director;

xviii.

create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Company, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary, unless such subsidiary-related matter has received the prior approval of the Board, including the majority of the Preferred Directors; and

xix.	any of the resolutions as included in this Schedule 4 (General Meeting Reserved Matters) that the Board resolves in its capacity as shareholder of any of the subsidiaries of the Company.

Schedule 5.	DEED OF ADHERENCE

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [date] by [insert name purchaser/subscriber] (the New Party) (the Deed);

WHEREAS

A.

On [...], the Parties (as defined in the Shareholders’ Agreement) entered into the second amended and restated shareholders agreement in relation to Pharvaris B.V. (the Company, and the Shareholders’ Agreement).

B.	Capitalised terms used herein have the meanings given to such terms in the Shareholders’ Agreement.

C.	The New Party has [purchased/subscribed for] or proposes to [subscribe for/purchase from [insert Shareholder name] [number] Shares.

D.	This Deed is made by the New Party in compliance with the Shareholders Agreement.

THIS DEED WITNESSES AS FOLLOWS

1.	The New Party confirms that it has been provided with a copy of the Shareholders Agreement.

2.

The New Party undertakes to be bound by the Shareholders Agreement in all respects as if the New Party was a “Party” to the Shareholders Agreement and named in it as a “Shareholder” [and “Investor”] and to observe and perform all the provisions and obligations of the Shareholders Agreement applicable to or binding on a Shareholder under the Shareholders Agreement insofar as they should be observed or performed on or after the date of this Deed. For all intents and purposes, the New Party shall, with immediate effect, be considered to be a “Party” to the Shareholders Agreement and a “Shareholder” and [Investor] as defined therein.

3.	This Deed is made for the benefit of

a.	the “Parties” to the Shareholders Agreement; and

b.

every other person who after the date of the Shareholders Agreement (and whether before or after the execution of this Deed) assumes any rights or obligations under the Shareholders Agreement or who adheres to it.

4.	The address and facsimile number of the New Party for the purposes of Clause 16.10 (Notices) of the Shareholders Agreement is as follows:

Name New Party	[...]

Attn:	[...]

Email address:	[...]

Address:	[...]

With copy to:	[...]

5.	This Deed is governed by and shall be construed in accordance with the laws of the Netherlands.

6.	The Parties agree that any dispute in connection with this Deed shall be submitted to the exclusive jurisdiction of the competent court in [...].

This Deed has been executed on [date].

For and on behalf of

[insert name purchaser/subscriber]

By: [...]
Title: [...]

For acceptance by the Company on behalf of the “Parties” to the Shareholders Agreement

[...]

By:
Title:

Schedule 6.	NOTICES

Pharvaris B.V.
Attn:	B. Modig
Email address:	berndt.modig@pharvaris.com
Address:	J.H. Oortweg 21 2333 CH Leiden The Netherlands

With copies, which shall not constitute notice, to:

Kirkland & Ellis LLP

Attn. Sophia Hudson

601 Lexington Avenue

New York, NY 10022

Email address: sophia.hudson@kirkland.com

NautaDutilh N.V.

Attn. Ruud Smits

Beethovenstraat 400 (1082 PR)

Amsterdam, the Netherlands

Email address: Ruud.Smits@nautadutilh.com

Viking Global Opportunities Illiquid Investments Sub-Master LP
Attn:	Haley Garrett
Email address:	legalnotices@vikingglobal.com
Address:	c/o Viking Global Investors LP, 55 Railroad Ave., Greenwich, CT 06830
With copy to:

Wilson Sonsini, Professional Corporation

701 5th Ave #5100, Seattle, WA 98104

Attn. John Brust

Email address: jbrust@wsgr.com

De Brauw Blackstone Westbroek

Att: Bernard Spoor and Heleen Koggink

Claude Debussylaan 80

1082 MD Amsterdam

The Netherlands

bernard.spoor@debrauw.com and
heleen.koggink@debrauw.com

General Atlantic PH B.V.
Attn:	Ingrid van der Hoorn
Email address:	ivanderhoorn@generalatlantic.com
Address:	Raamplein 1, 1016XK Amsterdam, the Netherlands
With copy to:

General Atlantic Services Company, L.P.

Park Avenue Plaza
55 East 52nd Street, 33rd Floor
New York, NY 10055

Attn.: Gordon Cruess

Email address: gcruess@generalatlantic.com

Wilson Sonsini, Professional Corporation

701 5th Ave #5100, Seattle, WA 98104

Attn. John Brust

Email address: jbrust@wsgr.com

De Brauw Blackstone Westbroek

Att: Bernard Spoor and Heleen Koggink

Claude Debussylaan 80

1082 MD Amsterdam

The Netherlands

bernard.spoor@debrauw.com and
heleen.koggink@debrauw.com

Cormorant Private Healthcare Fund III, LP
Attn:	Neb Obradovic
Email address:	neb@cormorant-asset.com
Address:	200 Clarendon Street 52nd Floor Boston, MA 02116

Cormorant Global Healthcare Master Fund, LP
Attn:	Neb Obradovic
Email address:	neb@cormorant-asset.com
Address:	200 Clarendon Street 52nd Floor Boston, MA 02116

CRMA SPV, LP
Attn:	Neb Obradovic
Email address:	neb@cormorant-asset.com
Address:	200 Clarendon Street 52nd Floor Boston, MA 02116

Foresite Capital Fund IV, L.P.
Attn:	Michael Rome
Email address:	michael@foresitecapital.com
Address:	600 Montgomery Street, Suite 4500 San Francisco, CA 94111 The United States

Bain Capital Life Sciences Fund, L.P.
Attn:	Ricky Sun
Email address:	rsun@baincapital.com
Address:	200 Clarendon Street Boston, MA 02116 The United States

BCIP Life Sciences Associates, LP
Attn:	Ricky Sun
Email address:	rsun@baincapital.com
Address:	200 Clarendon Street Boston, MA 02116 The United States

venBio Global Strategic Fund III, L.P.
Attn:	Richard Gaster
Email address:	richard@venbio.com
Address:	1700 Owens Street Suite 595 San Francisco, CA 94158, United States of America

LSP V Cooperatieve U.A.
Attn:	Bas Vaessen
Email address:	bvaessen@lspvc.com
Address:	Johannes Vermeerplein 9 (1071 DV) Amsterdam, the Netherlands

KURMA BIOFUND II
Attn:	Remi Droller
Email address:	remi.droller@kurmapartners.com
Address:	24 Rue Royale, 75008, Paris France

Idinvest Patrimoine n°4 IR, Objectif Innovation Patrimoine n°8, Idinvest Patrimoine n°5, Idinvest Patrimoine 2015, Objectif Innovation Patrimoine n°9, Idinvest Patrimoine n°6, Idinvest Partimoine 2019, and Objectif Innovation 2019
Attn:	Gaston Samele
Email address:	gsamele@idinvest.com
Address:	117 Avenue des Champs-Elysées 75008, Paris France

Venrock Healthcare Capital Partners III, L.P.
Attn:	Sherman Souther
Email address:	ssouther@venrock.com
Address:	3340 Hillview Avenue Palo Alto, CA 94304

VHCP Co-Investment Holdings III, LLC
Attn:	Sherman Souther
Email address:	ssouther@venrock.com
Address:	3340 Hillview Avenue Palo Alto, CA 94304

Venrock Healthcare Capital Partners Eg, L.P.
Attn:	Sherman Souther
Email address:	ssouther@venrock.com
Address:	3340 Hillview Avenue Palo Alto, CA 94304

Schoodic Management B.V.
Attn:	Berndt Modig
Email address:	berndt.modig@pharvaris.com
Address:	J.H. Oortweg 21 (2333 CH) Leiden, the Netherlands

Berndt Modig
Email address:	berndt.modig@pharvaris.com
Address:	Meerrustlaan 18 (2361CN) Warmond, the Netherlands

Joachim Knolle
Email address:	jochen.knolle@pharvaris.com
Address:	Wetteraustrasse 25 D-60389 Frankfurt am Main Germany

Jens Eckart Kaspar Schneider Mergener
Email address:	jsm@kusala-foundation.de
Address:	Weg zum Zwiebelfeld 1 D-16798 Fürstenberg Germany

Johannes Gerardus Christiaan Petrus Schikan
Email address:	hans.schikan@gmail.com
Address:	Herengracht 14C (1015 BK) Amsterdam. the Netherlands

Luc Madeleine Albert Dochez
Email address:	l.dochez@primixbioventures.com
Address:	Klein Vilvoordestraat 8 B-3078 Meerbeek Belgium

GrayMatters Consulting B.V.B.A.
Attn.	Anne Lesage
Email address:	alesage7@gmail.com
Address:	Nachtegalendreef 27 B-2980 Zoersel Belgium